IN THE UNITED STATES BANKRUPTCY COURTFOR THE DISTRICT OF DELAWARE In re: WAG! GROUP CO., et al.,1 Debtors. Chapter 11 Case No. 25-11358 (TMH) Jointly Administered FIRST AMENDED JOINT PREPACKAGED PLAN OF REORGANIZATION OF WAG! GROUP CO. AND CERTAIN OF ITS AFFILIATES Dated: August 26, 2025 YOUNG CONAWAY STARGATT & TAYLOR, LLP Michael R. Nestor (No. 3526) Kara Hammond Coyle (No. 4410) Shella Borovinskaya (No. 6758) Kristin L. McElroy (No. 6871) Rodney Square 1000 North King Street Wilmington, DE 19801 Telephone: (302) 571-6600 Email: mnestor@ycst.com kcoyle@ycst.com sborovinskaya@ycst.com kmcelroy@ycst.com Counsel to the Debtors and Debtors in Possession 1 The Debtors in these Chapter 11 Cases, along with the last four digits of their federal tax identification numbers, to the extent applicable, are Wag! Group Co. (0180), Wag Labs, Inc. (4381), Wag Wellness, LLC (N/A), Pawsome, LLC (2404), Compare Pet Insurance Services, Inc. (4657), We Compare, Inc. (5054), and Furmacy, Inc. (9977). The Debtors’ headquarters is located at 2261 Market Street, Suite 86056, San Francisco, California 94114.

TABLE OF CONTENTS

Page

ARTICLE I

DEFINED TERMS AND RULES OF INTERPRETATION

1.1	Additional Notes	1
1.2	Administrative Agent	1
1.3	Administrative Claim	2
1.4	Allowed	2
1.5	Avoidance Action	2
1.6	Bankruptcy Code	2
1.7	Bankruptcy Court	2
1.8	Bankruptcy Rules	2
1.9	Business Day	2
1.10	Cash	2
1.11	Cash Collateral	3
1.12	Causes of Action	3
1.13	Chapter 11 Case(s)	3
1.14	Claim	3
1.15	Class	3
1.16	Combined Hearing	3
1.17	Combined Order	3
1.18	Compensation and Benefits Programs	3
1.19	Confirmation	4
1.20	Confirmation Date	4
1.21	Creditors' Committee	4
1.22	Cure	4
1.23	Cure Claim	4
1.24	Cure Cost	4
1.25	D&O Insurance Policies	4
1.26	Debtors	4
1.27	DIP Claims	5
1.28	DIP Facility	5
1.29	DIP Lenders	5
1.30	DIP Motion	5
1.31	DIP Orders	5
1.32	Disclosure Statement	5
1.33	Disclosure Statement Order	5
1.34	Disputed Claim	5
1.35	Distribution Record Date	5
1.36	Effective Date	5

1.37	Estate(s)	5
1.38	Exculpated Parties	6
1.39	Executive	6
1.40	Executive Bonus Agreement	6
1.41	Executory Contract	6
1.42	Exhibit	6
1.43	Exit Facility	6
1.44	Final Order	6
1.45	Financing Agreement	6
1.46	Financing Agreement Claim	6
1.47	General Unsecured Claim	6
1.48	Holder	6
1.49	Impaired	6
1.50	Indemnification Provisions	7
1.51	Insurance Contracts	7
1.52	Intercompany Claim	7
1.53	Interest	7
1.54	Investment Agreement	7
1.55	Lien	7
1.56	Loan Document	7
1.57	New Common Stock	8
1.58	New Notes	8
1.59	New Organizational Documents	8
1.60	Non-Tax Priority Claim	8
1.61	Organizational Documents	8
1.62	Other Secured Claim	8
1.63	Person	8
1.64	Petition Date	8
1.65	Plan	8
1.66	Plan Supplement	8
1.67	Priority Tax Claim	8
1.68	Professional	9
1.69	Professional Fee Claim	9
1.70	Professional Fee Escrow Account	9
1.71	Professional Fee Reserve Amount	9
1.72	Reinstated	9
1.73	Related Parties	9
1.74	Released Parties	10
1.75	Reorganized	10
1.76	Reorganized Wag!	10
1.77	Restructuring Professionals	10
1.78	Retained Actions	10
1.79	Secured Claim	10
1.80	Secured Lender	10
1.81	Securities Act	10
1.82	Solicitation Materials	11

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iii 1.83 Stone Employment Agreement .............................................................................. 11 1.84 Subsidiary .............................................................................................................. 11 1.85 Subsidiary Debtors ................................................................................................ 11 1.86 Transaction Documents ......................................................................................... 11 1.87 U.S. Trustee Fees ................................................................................................... 11 1.88 Unclassified Claims ............................................................................................... 11 1.89 Unexpired Lease .................................................................................................... 11 1.90 Unimpaired ............................................................................................................ 11 1.91 Voting Record Date ............................................................................................... 11 1.92 Wag! ...................................................................................................................... 12 1.93 Rules of Interpretation and Computation of Time ................................................ 12 ARTICLE II TREATMENT OF UNCLASSIFIED CLAIMS 2.1 Administrative Claims ........................................................................................... 12 2.2 Priority Tax Claim ................................................................................................. 13 2.3 Professional Fees. .................................................................................................. 13 2.4 U.S. Trustee Fees. .................................................................................................. 14 2.5 DIP Claims. ........................................................................................................... 14 ARTICLE III CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS 3.1 Introduction. .......................................................................................................... 14 3.2 Summary of Classes. ............................................................................................. 15 3.3 Treatment of Classes. ............................................................................................ 15 3.4 Intercompany Claims ............................................................................................. 18 3.5 Alternative Treatment ............................................................................................ 18 3.6 Special Provision Regarding Unimpaired Classes of Claims ................................ 19 3.7 Procedures for Resolving Disputed, Contingent, and Unliquidated Claims ......... 19 3.8 Subordinated Claims ............................................................................................. 19 3.9 No Filings of Proofs of Claim ............................................................................... 19 3.10 Allowance and Disallowance of Claims. ............................................................... 20 ARTICLE IV ACCEPTANCE OF THIS PLAN 4.1 Class Entitled to Vote ............................................................................................ 20 4.2 Acceptance by Impaired Classes ........................................................................... 20 4.3 Elimination of Classes ........................................................................................... 20 4.4 Intercompany Claims and Interests ....................................................................... 21 4.5 Cramdown ............................................................................................................. 21 4.6 Plan Confirmation as to Some or All Debtors ....................................................... 21

iv ARTICLE V MEANS FOR IMPLEMENTATION OF THIS PLAN 5.1 General Settlement of Claims and Interests .......................................................... 21 5.2 Continued Legal Existence and Revesting of Assets ............................................ 21 5.3 Sources of Cash for Distribution ........................................................................... 22 5.4 Investment Agreement; Issuance of New Common Stock .................................... 22 5.5 Exit Facility; Issuance of New Notes .................................................................... 22 5.6 Section 1145 Exemption ........................................................................................ 22 5.7 Corporate Action ................................................................................................... 23 5.8 Preservation of Causes of Action .......................................................................... 23 5.9 Effectuating Documents; Further Transactions ..................................................... 23 5.10 Exemption From Certain Transfer Taxes and Recording Fees ............................. 23 5.11 Further Authorization ............................................................................................ 24 5.12 Dissolution of Creditors' Committee ..................................................................... 24 5.13 Cancellation of Existing Securities and Agreements ............................................ 24 5.14 Deregistration ........................................................................................................ 24 5.15 Release of Liens, Claims, and Interests ................................................................. 24 5.16 Officers and Directors of Reorganized Debtors .................................................... 25 ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS 6.1 Allowed Claims and Interests ................................................................................ 25 6.2 Distributions for Claims Allowed as of the Distribution Record Date ................. 25 6.3 Fractional Shares ................................................................................................... 26 6.4 Interest and Penalties on Claims ............................................................................ 26 6.5 Means of Cash Payment ........................................................................................ 26 6.6 Withholding and Reporting Requirements ............................................................ 26 6.7 Setoffs .................................................................................................................... 26 ARTICLE VII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES 7.1 Assumption/Rejection of Executory Contracts and Unexpired Leases ................. 27 7.2 Compensation and Benefit Programs .................................................................... 29 7.3 Indemnification Provisions and Reimbursement Obligations ............................... 29 7.4 Other Insurance Contracts ..................................................................................... 29 7.5 Directors and Officers Insurance Policies ............................................................. 29 7.6 Executives .............................................................................................................. 30

ARTICLE VIII

CONFIRMATION AND CONSUMMATION OF THIS PLAN

8.1	Condition To Entry of the Combined Order	30
8.2	Conditions To Effective Date	30
8.3	Waiver Of Conditions	31
8.4	Substantial Consummation	31

ARTICLE IX

EFFECT OF PLAN CONFIRMATION

9.1	Binding Effect	32
9.2	Revesting of Assets	32
9.3	Releases and Related Matters	32
9.4	Discharge of the Debtors.	34
9.5	Injunction.	35
9.6	Exculpation and Limitation of Liability.	36
9.7	U.S. Government.	36
9.8	Term of Bankruptcy Injunction or Stays	37
9.9	Post-Effective Date Retention of Professionals	37
9.10	Effect of Release, Discharge and Injunction on Unimpaired Claims.	37

ARTICLE X

RETENTION OF JURISDICTION

10.1	Retention of Jurisdiction	37
10.2	Failure of Bankruptcy Court to Exercise Jurisdiction	39

ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1	Effectuating Documents and Further Transactions	40
11.2	Corporate Action	40
11.3	Amendment or Modification of This Plan	40
11.4	Severability of Plan Provisions	40
11.5	Successors and Assigns	40
11.6	Continuing Effectiveness of Final Orders	41
11.7	Closing of Chapter 11 Cases	41
11.8	Ipso Facto and Similar Provisions Ineffective	41
11.9	Revocation, Withdrawal, or Non-Consummation	41
11.10	Notice	41
11.11	Governing Law	42
11.12	Tax Reporting and Compliance	42

v

vi 11.13 Conflicts ................................................................................................................ 42 11.14 Entire Agreement ................................................................................................... 42 ARTICLE XII SETTLEMENT WITH MARKETPLACE OPERATIONS, INC. 12.1 Marketplace Operations, Inc. Settlement .............................................................. 43

EXHIBITS EXHIBIT A - Exit Facility Term Sheet

INTRODUCTION2 Wag! Group Co. and its affiliated debtors and debtors in possession in the above-captioned cases propose the following first amended joint prepackaged plan of reorganization for the resolution of the outstanding Claims against and Interests in the Debtors. The Debtors’ Chapter 11 Cases are being jointly administered for procedural purposes only. Each Debtor is a proponent of this Plan within the meaning of section 1129 of the Bankruptcy Code, and the Plan constitutes a separate plan of reorganization for each Debtor, including for purposes of distributions. Each Debtor reserves the right to seek confirmation of this Plan pursuant to the “cram down” provisions contained in section 1129(b) of the Bankruptcy Code with respect to any non-accepting Class. Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, businesses, results of operations, historical financial information, projections, and future operations, as well as a summary and analysis of this Plan and certain related matters, including distributions to be made under this Plan. There are also other agreements and documents, which have been or shall be filed with the Bankruptcy Court, that are referenced in this Plan, the Plan Supplement, or the Disclosure Statement as exhibit and schedules. All such exhibits and schedules are incorporated into and are a part of this Plan as if set forth in full herein. Subject to certain restrictions and requirements set forth in 11 U.S.C. § 1127, Fed. R. Bankr. P. 3019, and the terms and conditions set forth in this Plan, the Debtors reserve the right to alter, amend, modify, revoke, or withdraw this Plan before its substantial consummation. ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THIS PLAN ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN. ARTICLE I DEFINED TERMS AND RULES OF INTERPRETATION Defined Terms. As used herein, capitalized terms shall have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. 1.1 Additional Notes means up to $16,050,000 principal amount of term notes to be issued in exchange for cash or DIP Claims on or after the Effective Date under the Exit Facility. 1.2 Administrative Agent means Retriever LLC, in its capacity as administrative agent and collateral agent under the Financing Agreement. 2 Unless otherwise noted, capitalized terms used in this Plan have the meanings set forth in Article I of this Plan.

2 1.3 Administrative Claim means a Claim for costs and expenses of administration of the Chapter 11 Cases under sections 503(b) or 507(b) of the Bankruptcy Code, including, but not limited to: (a) any actual and necessary costs and expenses, incurred on or after the Petition Date, of preserving the Estates and operating the businesses of the Debtors, as specified under sections 503(b) and 507 of the Bankruptcy Code; (b) all Allowed Professional Fee Claims; (c) all fees and charges assessed against the Estates under Section 1930 of title 28 of the United States Code, (d) Claims under section 503(b)(9) of the Bankruptcy Code, and (e) Claims, if any, under any DIP Facility, DIP Orders, or any engagement or fee letter for post-Effective Date financing, as applicable. 1.4 Allowed means, with respect to any Claim, such Claim or any portion thereof that the Debtors or the Reorganized Debtors have assented to the validity of or that has been (a) allowed by a Final Order of the Bankruptcy Court, (b) allowed pursuant to the terms of this Plan, (c) allowed by agreement between the Holder of such Claim and the Debtors or Reorganized Debtors, or (d) allowed by an order of a court in which such Claim could have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced; provided, however, that, notwithstanding anything herein to the contrary, by treating a Claim as an "Allowed Claim" the Debtors do not waive their rights to contest the amount and validity of such Claim to the extent it is disputed, contingent or unliquidated, in the manner and venue in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced or in the Bankruptcy Court; and provided, further that the amount of any Allowed Claim shall be determined in accordance with the Bankruptcy Code, including sections 502(b), 503(b) and 506 of the Bankruptcy Code. 1.5 Avoidance Action means any and all avoidance, recovery, subordination, or similar actions or remedies that may be brought by or on behalf of the Debtors or the Estates under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies arising under chapter 5 of the Bankruptcy Code or under similar or related local, state, federal, or foreign statutes and common law, including fraudulent transfer laws, fraudulent conveyance laws, or other similar related laws. 1.6 Bankruptcy Code means title 11 of the United States Code, as now in effect or hereafter amended to the extent such amendments apply to the Chapter 11 Cases. 1.7 Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware, or any other court with jurisdiction over the Chapter 11 Cases. 1.8 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the Local Rules of the United States Bankruptcy Court for the District of Delaware, as now in effect or hereafter amended to the extent such amendments apply to the Chapter 11 Cases. 1.9 Business Day means any day, other than a Saturday, Sunday, or "legal holiday" (as defined in Bankruptcy Rule 9006(a)). 1.10 Cash means legal tender of the United States of America, and equivalents thereof.

3 1.11 Cash Collateral has the meaning set forth in section 363(a) of the Bankruptcy Code. 1.12 Causes of Action means any action, Claim, cross-claim, third-party claim, cause of action, controversy, dispute, demand, right, Lien, indemnity, contribution, interest, guaranty, suit, obligation, liability, lost, debt, fee or expense, damage, judgment, account, defense, offset, power, privilege, proceeding, franchise, remedy, and license of any kind or character whatsoever, whether known or unknown, contingent or non contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively (including any alter ego theories), whether arising before, on, or after the Petition Date, as applicable, in contract or in tort, in law (whether local, state, or federal U.S. or non-U.S. Law) or in equity, or pursuant to any other theory of local, state, or federal U.S. or non-U.S. Law. For the avoidance of doubt, “Causes of Action” include: (a) any right of setoff, counterclaim, or recoupment; (b) any Claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, breach of fiduciary duty, actual or constructive fraudulent transfer or fraudulent conveyance or voidable transaction or similar Law, violation of local, state, or federal or non-U.S. Law or breach of any duty imposed by Law or in equity, including securities Laws, negligence, and gross negligence; (c) any Claim pursuant to section 362 or chapter 5 of the Bankruptcy Code or similar local, state, or federal U.S. or non- U.S. Law; (d) any Claim or defense including fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; (e) any Avoidance Actions relating to or arising from any state or foreign Law pertaining to any Avoidance Action, including preferential transfer, actual or constructive fraudulent transfer, fraudulent conveyance, or similar Claim; (f) the right to object to or otherwise contest Claims or Interests; and (g) any “lender liability” or equitable subordination Claims or defenses. 1.13 Chapter 11 Case(s) means (a) when used with reference to a particular Debtor, the case under chapter 11 of the Bankruptcy Code commenced by such Debtor in the Bankruptcy Court and (b) when used with reference to all Debtors, the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court. 1.14 Claim means a "claim" as defined in section 101(5) of the Bankruptcy Code. 1.15 Class means a category of Claims or Interests, as described in Article III hereof. 1.16 Combined Hearing means the hearing conducted by the Bankruptcy Court to consider approval of the Disclosure Statement and confirmation of this Plan, as such hearing may be adjourned or continued from time to time. 1.17 Combined Order means the order of the Bankruptcy Court approving the Disclosure Statement pursuant to sections 1125, 1126(b), and 1145 of the Bankruptcy Code and confirming this Plan pursuant to section 1129 of the Bankruptcy Code. 1.18 Compensation and Benefits Programs means all employment, confidentiality, and non-competition agreements, bonus, gainshare, and incentive programs (other than awards of equity interests, stock options, restricted stock, restricted stock units, warrants,

4 rights, convertible, exercisable, or exchangeable securities, stock appreciation rights, phantom stock rights, redemption rights, profits interests, equity-based awards, or contractual rights to purchase or acquire equity interest at any time and all rights arising with respect thereto), vacation, holiday pay, severance, retirement, savings, supplemental retirement, executive retirement, pension, deferred compensation, medical, dental, vision, life and disability insurance, flexible spending account, and other health and welfare benefit plans, employee expense reimbursement, and other compensation and benefit obligations of the Debtors, and all amendments and modifications thereto, applicable to the Debtors’ employees, former employees, retirees, and non- employee directors and the employees, former employees, and retirees of their subsidiaries. 1.19 Confirmation means the entry by the Bankruptcy Court of the Combined Order on the docket of the Chapter 11 Cases confirming this Plan pursuant to section 1129 of the Bankruptcy Code. 1.20 Confirmation Date means the date on which the Combined Order is entered on the docket of the Chapter 11 Cases by the Bankruptcy Court. 1.21 Creditors’ Committee means the statutory committee of unsecured creditors, if any, appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code. 1.22 Cure means the payment of Cash, including an amount of $0.00, or the distribution of other property or other action (as the parties may agree or the Bankruptcy Court or other court of competent jurisdiction may order), as necessary to cure defaults under an Executory Contract or an Unexpired Lease assumed by the Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code. 1.23 Cure Claim means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s default under an Executory Contract or Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code. 1.24 Cure Cost means any and all amounts, including an amount of $0.00, required to cure any monetary default sunder any Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by the parties under an Executory Contract or Unexpired Lease) that is to be assumed by the Debtors pursuant to sections 365 or 1123 of the Bankruptcy Code. 1.25 D&O Insurance Policies means, collectively, all insurance policies (including any “tail coverage” and all agreements, documents, or instruments related thereto) issued at any time to, or providing coverage to, any of the Debtors or any of the Debtors’ current or former directors, members, managers, or officers for alleged Wrongful Acts (as defined in the D&O Insurance Policies), or similarly defined triggering acts, in their capacity as such. 1.26 Debtors means Wag! Group Co., a Delaware corporation, Wag Labs, Inc., a Delaware corporation, Compare Pet Insurance Services, Inc., a Delaware corporation, We Compare, Inc., a Delaware corporation, Wag Wellness LLC, a Delaware limited liability company,

5 Pawsome, LLC, a Delaware limited liability company, and Furmacy, Inc. a Delaware corporation, the debtors and debtors in possession in the Chapter 11 Cases. 1.27 DIP Claims means any Allowed Claim held by the DIP Lenders arising under or related to the DIP Facility. 1.28 DIP Facility means the $6,500,000 debtor in possession financing facility provided to the Debtors by the DIP Lenders. 1.29 DIP Lenders means those lenders under the DIP Facility, from time to time. 1.30 DIP Motion means the Debtors’ Motion for Entry of Interim and Final Orders (I) Granting Expedited Relief, (II) Approving Postpetition Financing, (III) Granting Liens and Providing Superpriority Administrative Expense Status, (IV) Authorizing Use of Cash Collateral, (V) Granting Adequate Protection, (VI) Modifying Automatic Stay, and (VII) Granting Related Relief, filed on the Petition Date. 1.31 DIP Orders means the orders entered by the Bankruptcy Court approving the Debtors’ entry into the DIP Facility and use of Cash Collateral on an interim and final basis as set forth in the DIP Motion. 1.32 Disclosure Statement means the Disclosure Statement with Respect to Joint Prepackaged Plan of Reorganization of WAG! Group Co. and Certain of Its Affiliates, dated as of the date hereof. 1.33 Disclosure Statement Order means the order of the Bankruptcy Court approving the Disclosure Statement as a disclosure statement meeting the applicable requirements of the Bankruptcy Code and, to the extent necessary, approving the related Solicitation Materials, which order may be the Combined Order. 1.34 Disputed Claim means (a) any Claim, or portion thereof, as to which the Debtors have interposed an objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, or any claim otherwise disputed by the Debtors, the Reorganized Debtors, or other party-in-interest in accordance with applicable law, which objection has not been withdrawn or determined by a Final Order, (b) if there are schedules, any Claim scheduled by the Debtors as contingent, unliquidated, or disputed, (c) any Claim which amends a Claim scheduled by the Debtors as contingent, unliquidated, or disputed, or (d) any Claim prior to it having become an Allowed Claim. 1.35 Distribution Record Date means the Effective Date, or such other date agreed to by the Debtors and the Secured Lender. 1.36 Effective Date means the date after the Combined Order has been entered on which (i) no stay of the Combined Order is in effect and (b) the conditions to effectiveness set forth in Article VIII hereof have been satisfied or waived. 1.37 Estate(s) means, individually, the estate of any of the Debtors and, collectively, the estates of all of the Debtors created under section 541 of the Bankruptcy Code.

6 1.38 Exculpated Parties means, each in its capacity as such, (a) the Debtors, and (b) the Debtors’ Related Parties, solely to the extent they are Estate fiduciaries. 1.39 Executive means each of (i) Garrett Smallwood, (ii) Maziar Arjomand, (iii) Alec Davidian, (iv) Dylan Allread, (v) Nicolas Yu, and (vi) Alex Stone. 1.40 Executive Bonus Agreement means the Executive Bonus Agreement with each Executive to be entered into by the Reorganized Debtors on the Effective Date. 1.41 Executory Contract means a contract to which any of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code. 1.42 Exhibit means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement, as amended, modified or supplemented from time to time. 1.43 Exit Facility means that certain financing agreement to be entered into among the Reorganized Debtors and the lenders party thereto, substantially on the terms of Exhibit A, and all documents, agreements and instruments related thereto. 1.44 Final Order means an order or judgment, the operation or effect of which has not been reversed, stayed, modified, or amended, and as to which order or judgment (or any reversal, stay, modification, or amendment thereof) (a) the time to appeal, seek certiorari, or request reargument or further review or rehearing has expired and no appeal, petition for certiorari, or request for reargument or further review or rehearing has been timely filed, or (b) any appeal, that has been or may be taken or any petition for certiorari or request for reargument or further review or rehearing that has been or may be filed, has been resolved by the highest court to which the order or judgment was appealed, from which certiorari was sought, or to which the request was made, and no further appeal or petition for certiorari or request for reargument or further review or rehearing has been or can be taken or granted. 1.45 Financing Agreement means that certain Financing Agreement, dated as of August 9, 2022, by and among Wag! Group Co., as parent, Wag Labs Inc., as borrower, the guaranties party thereto, the lenders party thereto and the Administrative Agent (as successor to Blue Torch Finance LLC, as administrative and collateral agent, as amended, modified or supplemented from time to time. 1.46 Financing Agreement Claim means a Claim under or arising from the Financing Agreement or the Loan Documents, including all amounts owed as "Obligations" (as defined in the Financing Agreement). 1.47 General Unsecured Claim means a Claim against any of the Debtors that is not an Administrative Claim, Priority Tax Claim, DIP Claim, Cure Claim, Non-Tax Priority Claim, Financing Agreement Claim, or Other Secured Claim. 1.48 Holder means a holder of a Claim or Interest, as applicable. 1.49 Impaired means, when used in reference to a Claim or Interest, a Claim that is in a class that is impaired within the meaning of section 1124 of the Bankruptcy Code.

7 1.50 Indemnification Provisions means each of the Debtors’ indemnification provisions in effect as of the Petition Date, whether in the Debtors’ memoranda and articles of association, bylaws, certificates of incorporation, other formation documents, board resolutions, management or indemnification agreements, employment contracts, or otherwise providing a basis for any obligation of a Debtor to indemnify, defend, reimburse, or limit the liability of, or to advance fees and expenses to, any of the Debtors’ current and former directors, managers, members or employees and each of the foregoing solely in their capacity as such. 1.51 Insurance Contracts means (a) any and all insurance policies issued at any time to, or that otherwise may provide or may have provided coverage to, any of the Debtors, regardless of whether the insurance policies were issued to a Debtor or to a Debtor’s prior Affiliates, subsidiaries, or parents or otherwise, or to any of their predecessors, successors, or assigns, (b) any and all agreements, documents, surety bonds, or other instruments relating thereto, including any and all agreements with a third party administrator for claims handling, risk control or related services, any and all D&O Insurance Policies, and any and all workers’ compensation contracts, and (c) any and all collateral documents and security agreements securing the Debtor’s obligations under the insurance policies, including, without limitation, escrow accounts, deposit accounts, cash collateral, and letters of credit. For the avoidance of doubt, Insurance Contracts include any insurance policies issued at any time to the Debtors’ prior Affiliates, subsidiaries, and parents or otherwise, or to any of their predecessors, successors, or assigns, under which Debtors had, have, or may have any rights solely to the extent of the Debtors’ rights thereunder. 1.52 Intercompany Claim means (a) any account reflecting intercompany book entries by one Debtor with respect to any other Debtor or any non-Debtor affiliate that is a direct or indirect wholly owned subsidiary of a Debtor or (b) any Claim that is not reflected in such book entries and is held by a Debtor against any other Debtor or any non-Debtor affiliate that is a direct or indirect wholly owned subsidiary of a Debtor. 1.53 Interest means any equity security (as defined in section 101(16) of the Bankruptcy Code) in any Debtor, including all ordinary shares, common units, special common units, preferred units, common stock, preferred stock, membership interests, partnership interests, or other instrument evidencing any fixed or contingent ownership interest in any Debtor, whether or not transferable and whether fully vested or vesting in the future, including any option, warrant, or other right, contractual or otherwise, to acquire any such interest in a Debtor, that existed immediately before the Effective Date. 1.54 Investment Agreement means the Investment Agreement, as may be amended by the parties thereto pursuant to the terms thereof, which shall be included in the Plan Supplement. 1.55 Lien means any lien, security interest, pledge, title retention agreement, encumbrance, charge, mortgage or hypothecation, other than, in the case of securities and any other equity ownership interests, any restrictions imposed by applicable United States or foreign securities laws. 1.56 Loan Document means the "Loan Document" as defined in the Financing Agreement.

8 1.57 New Common Stock.means the common stock, par value $0.0001 per share of Reorganized Wag!. 1.58 New Notes means the term notes to be issued on the Effective Date to the Holders of Financing Agreement Claims under the Exit Facility substantially on the terms set forth in Exhibit A. 1.59 New Organizational Documents means the new Organizational Documents of the Reorganized Debtors. 1.60 Non-Tax Priority Claim means a Claim, other than an Administrative Claim or Priority Tax Claim, which is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code. 1.61 Organizational Documents means, with respect to any Person other than a natural person, the documents by which such Person was organized or formed (such as a certificate of incorporation, certificate of formation, certificate of limited partnership, or articles of organization, and including any certificates of designation for preferred stock or other forms of preferred equity) or which relate to the internal governance of such Person (such as by-laws, a partnership agreement, or an operating, limited liability company, shareholders, or members agreement). 1.62 Other Secured Claim means a Secured Claim that is not a Financing Agreement Claim. 1.63 Person means a "person" as defined in section 101(41) of the Bankruptcy Code and also includes any natural person, corporation, general or limited partnership, limited liability company, joint venture, joint stock company, firm, trust, estate, unincorporated organization, association, government, governmental agency, or other entity, in each case whether acting in an individual, fiduciary or other capacity. 1.64 Petition Date means, with respect to a Debtor, the date on which such Debtor filed its petition for relief commencing its Chapter 11 Case, which is expected to occur on or about July 21, 2025. 1.65 Plan means this Chapter 11 plan of reorganization, including the Exhibits and all supplements, appendices, and schedules hereto, either in its current form or as the same may be amended, modified or supplemented from time to time with the consent of the Administrative Agent (not to be unreasonably withheld). 1.66 Plan Supplement compilation of the Exhibits to this Plan to be filed with the Bankruptcy Court at least seven days prior to the deadline set by the Bankruptcy Court to object to Confirmation, which will include, among other things, the Investment Agreement and the Amended Bylaws of Reorganized Wag!. 1.67 Priority Tax Claim means a Claim of a governmental unit of the kind specified in sections 502(i), 507(a)(8), or 1129(a)(9)(D) of the Bankruptcy Code.

9 1.68 Professional means (a) any professional employed in the Chapter 11 Cases pursuant to sections 327, 328, or 1103 of the Bankruptcy Code or otherwise and (b) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code. 1.69 Professional Fee Claim means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses, or other charges incurred on or after the Petition Date and prior to and including the Effective Date. 1.70 Professional Fee Escrow Account means an interest-bearing account funded by the Debtors in Cash on the Effective Date in an amount equal to the Professional Fee Reserve Amount. 1.71 Professional Fee Reserve Amount means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses that the Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to the Effective Date, which estimates Professionals shall deliver to the Debtors as set forth in Article II of this Plan. 1.72 Reinstated means (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the Holder of such Claim so as to leave the Class including such Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code or (b) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (i) Curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, (ii) reinstating the maturity of such Claim as such maturity existed before such default, (iii) compensating the holder of a Claim for any damages incurred as a result of any reasonable reliance by such holder of a Claim on such contractual provision or such applicable law, and (iv) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the Holder of such Claim; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions, change of control or actions contemplated by this Plan, or conditioning such transactions or actions on certain factors, shall not be required to be cured to achieve reinstatement. 1.73 Related Parties means, with respect to an entity, each of, and in each case in its capacity as such, such entity’s current and former affiliates, and such entity’s and such affiliates’ current and former members, directors, managers, officers, proxyholders, control persons, investment committee members, special committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds (including any beneficial holders for the account of whom such funds are managed), predecessors, participants, successors, assigns, subsidiaries, affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an entity),

10 accountants, investment bankers, consultants, representatives, investment managers, and other professionals and advisors, each in their capacity as such, and any such person’s or entity’s respective heirs, executors, estates, and nominees. 1.74 Released Parties means (a) the Debtors, (b) the Administrative Agent (in its capacity as such), (c) the Creditors' Committee and its members, if any (in their capacity as such), (d) the Secured Lender (in its capacity as such), (e) the Restructuring Professionals, and (f) the Related Parties of (a) through (e) (in their capacity as such). 1.75 Reorganized means, with respect to a Debtor, the successor to such Debtor on and after the Effective Date. 1.76 Reorganized Wag! means Wag! after the Effective Date. 1.77 Restructuring Professionals means (a) Young Conway Stargatt & Taylor, LLP, (b) Latham & Watkins, LLP, (c) Honigman LLP, (d) The Tuhey Law Firm LLC, (e) Portage Point Partners, and (f) Epiq Corporate Restructuring, LLC. 1.78 Retained Actions means all claims, causes of action, rights of action, suits and proceedings, whether in law or in equity, whether known or unknown, which any Debtor, any Debtor's Estate, or any Reorganized Debtor may hold against any Person, including, without limitation, (a) claims and causes of action brought prior to the Effective Date, (b) claims and causes of action against any Persons for failure to pay for products or services provided or rendered by any of the Debtors or Reorganized Debtors, (c) claims and causes of action relating to strict enforcement of any of the Debtors' or Reorganized Debtors' intellectual property rights, including patents, copyrights and trademarks, (d) claims and causes of action seeking the recovery of any of the Debtors' or the Reorganized Debtors' accounts receivable or other receivables or rights to payment created or arising in the ordinary course of any of the Debtors' or the Reorganized Debtors' businesses, including, without limitation, claim overpayments and tax refunds, and (e) all Avoidance Actions; provided, however, that Retained Actions shall not include those claims, causes of action, rights of action, suits and proceedings, whether in law or in equity, whether known or unknown, released under Article IX herein. 1.79 Secured Claim means a Claim that is secured by a Lien on property in which a Debtor's Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code. 1.80 Secured Lender means Retriever LLC, as lender under the Financing Agreement. 1.81 Securities Act means the Securities Act of 1933, as now in effect or hereafter amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

11 1.82 Solicitation Materials means all documents, ballots, forms, and other materials provided in connection with the solicitation of votes on the Plan pursuant to sections 1125 and 1126 of the Bankruptcy Code (including the Disclosure Statement). 1.83 Stone Employment Agreement means the letter agreement dated July 13, 2021 by and between Wag Labs, Inc., Compare Pet Insurance Services, Inc. and Alex Stone as amended by that certain Employment Agreement Amendment dated as of July 7, 2022, and that certain Second Employment Agreement dated as of November 10, 2023. 1.84 Subsidiary of any Person means (a) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one of more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof; (b) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (c) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; or (d) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and has the power to direct the policies management and affairs thereof. For the purposes of this definition, "voting power" shall mean the right to elect a majority of the board of directors of such corporation. 1.85 Subsidiary Debtors means each of the Debtors other than Wag!. 1.86 Transaction Documents means, collectively, the Exit Facility, the Investment Agreement, any other document included with the definition of "Transaction Document" in the Investment Agreement, and any option agreement, contract, instrument, and other agreement or document executed or delivered in connection with the foregoing. 1.87 U.S. Trustee Fees means all fees due and payable pursuant to section 1930 of Title 28 of the United States Code, together with the statutory rate of interest set forth in section 3717 of Title 31 of the United States Code, to the extent applicable. 1.88 Unclassified Claims means Administrative Claims, DIP Claims, Professional Fee Claims, and Priority Tax Claims. 1.89 Unexpired Lease means a lease to which any of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code. 1.90 Unimpaired means a Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code. 1.91 Voting Record Date means the date for determining which Holders are entitled to receive the Disclosure Statement and vote to accept or reject this Plan, as applicable.

12 1.92 Wag! means Wag! Group Co., a Delaware corporation. 1.93 Rules of Interpretation and Computation of Time. For purposes of this Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions with any modifications subject to the consent of the Debtors, and the Administrative Agent, (c) any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified, or supplemented pursuant to this Plan; (d) any reference to an entity as a Holder of a Claim or Interest includes that entity's successors and assigns; (e) all references in this Plan to Sections and Articles are references to Sections and Articles of or to this Plan; (f) the words "herein," "hereunder," and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (h) subject to the provisions of any contract, certificates of incorporation, by-laws, instrument, release, or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; (i) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (j) in computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply; (k) "including" means "including without limitation;" and (l) with reference to any distribution under this Plan, "on" a date means on or as soon as reasonably practicable after that date. Exhibits. All Exhibits are incorporated into and are a part of this Plan as if set forth in full herein, and, to the extent not annexed hereto, such Exhibits have been or shall be filed with the Bankruptcy Court on or after the Petition Date, but in any event, no later than the Confirmation Date, and shall be in form and substance satisfactory to the Administrative Agent. Holders of Claims and Interests may obtain a copy of the Exhibits upon written request to the Debtors. Upon their filing, the Exhibits may be inspected (i) in the office of the clerk of the Bankruptcy Court or its designee during normal business hours; at the Debtors' claims and noticing agent's website at https://dm.epiq11.com/WagGroupCo at no charge. The documents contained in the Exhibits shall be approved by the Bankruptcy Court pursuant to the Combined Order. ARTICLE II TREATMENT OF UNCLASSIFIED CLAIMS In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are not entitled to vote on this Plan. 2.1 Administrative Claims. On, or as soon as reasonably practicable after, the latest of (a) the Effective Date, (b) the date on which an Administrative Claim becomes an Allowed Administrative Claim, or (c) the date on which an Allowed Administrative Claim becomes payable

13 under any agreement relating thereto, each Holder of such Allowed Administrative Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Administrative Claim, Cash equal to the unpaid portion of such Allowed Administrative Claim. Notwithstanding the foregoing, (i) any Allowed Administrative Claim based on a liability incurred by a Debtor in the ordinary course of business during the Chapter 11 Cases may be paid in the ordinary course of business in accordance with the terms and conditions of any agreement relating thereto and (ii) any Allowed Administrative Claim may be paid on such other terms as may be agreed to between the Holder of such Claim and the Debtors or the Reorganized Debtors. Nothing in the foregoing or otherwise in this Plan shall prejudice the Debtors’ or the Reorganized Debtors’ rights and defenses regarding any asserted Administrative Claim. For the avoidance of doubt, Administrative Claims of the United States Allowed pursuant to the Plan or Bankruptcy Code shall accrue interest and penalties as provided by non-bankruptcy law until paid in full. 2.2 Priority Tax Claim On, or as soon as reasonably practicable after, the later of (a) the Effective Date or (b) the date on which a Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Priority Tax Claim, in the sole discretion of the Debtors, (i) Cash equal to the unpaid portion of such Holder's Allowed Priority Tax Claim, (ii) treatment in any other manner such that such Holder's Allowed Priority Tax Claim shall be paid in accordance with the provisions of section 1129(a)(9)(C) of the Bankruptcy Code over a period not ending later than five years from the Petition Date, or (iii) such other treatment as to which the Debtors or the Reorganized Debtors and such Holder shall have agreed upon in writing. 2.3 Professional Fees. Professionals asserting a Professional Fee Claim shall deliver to the Debtors their estimates for purposes of computing the Professional Fee Reserve Amount no later than five (5) Business Days prior to the anticipated Effective Date; provided that, for the avoidance of doubt, no such estimate shall be deemed to limit the amount of the fees and expenses that are subject to a Professional’s final request for payment of Professional Fee Claims filed with the Bankruptcy Court; provided further, that if a Professional does not provide an estimate, the Debtors shall estimate the unpaid and unbilled fees and expenses of such Professional. Each Professional requesting compensation pursuant to sections 330, 331 or 503(b) of the Bankruptcy Code for services rendered in connection with the Chapter 11 Cases prior to the Effective Date shall file with the Bankruptcy Court an application for allowance of final compensation and reimbursement of expenses in the Chapter 11 Cases on or before the 30th day following the Effective Date. Objections to any Professional Fee Claim must be filed and served on the Reorganized Debtors and the applicable Professional within twenty-one (21) days after the filing of the final fee application with respect to the Professional Fee Claim. Any such objections that are not consensually resolved may be set for a hearing on twenty-one (21) days’ notice. Without limiting the foregoing, the Reorganized Debtors may pay the charges incurred by the Reorganized Debtors on and after the Effective Date for any Professional's fees, disbursements, expenses or related support services, without application to or approval by the Bankruptcy Court. On the Effective Date, the Debtors shall establish the Professional Fee Escrow Account and fund such account with Cash equal to the Professional Fee Reserve Amount (less any amounts previously funded into the Carve Out Trigger Notice Reserve (as defined in the DIP Order)). The Professional Fee Escrow Account shall be maintained in trust for the Professionals. Each Holder

14 of an Allowed Professional Fee Claim will be paid by the Reorganized Debtors in Cash from the Professional Fee Escrow Account within five (5) Business Days of entry of the order approving such Allowed Professional Fee Claim. If the Professional Fee Escrow Account is depleted, each Holder of an Allowed Professional Fee Claim will be paid the full amount of such Allowed Professional Fee Claim by the Reorganized Debtors in Cash within five (5) Business Days of entry of the order approving such Allowed Professional Fee Claim without any further action of the Bankruptcy Court. All amounts remaining in the Professional Fee Escrow Account after all Allowed Professional Fee Claims have been paid shall revert to the Reorganized Debtors. 2.4 U.S. Trustee Fees. Notwithstanding anything herein to the contrary, on the Effective Date or as soon as reasonably practicable thereafter, the Debtors or the Reorganized Debtors, as applicable, shall pay, in full, in Cash, any fees due and owing to the U.S. Trustee at the time of Confirmation pursuant to 28 U.S.C. § 1930(a)(6). On and after the Effective Date, to the extent these Chapter 11 Cases remain open, and for so long as the Reorganized Debtors remain obligated to pay U.S. Trustee Fees, the Reorganized Debtors shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. The Debtors or the Reorganized Debtors, as applicable, shall remain obligated to pay quarterly fees to the U.S. Trustee under the Chapter 11 Cases are closed. 2.5 DIP Claims. On the Effective Date, at the election of the DIP Lender, DIP Claims shall be either (i) paid in full in Cash or (ii) the DIP Lender shall receive New Notes in a principal amount equal to the Allowed DIP Claims. ARTICLE III CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS 3.1 Introduction. This Plan is a single plan of reorganization for the jointly administered Chapter 11 Cases, but does not constitute a substantive consolidation of the Debtors' Estates. Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of Classes of Claims against and Interests in the Debtors. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims, Professional Fee Claims, and DIP Claims have not been classified, and the respective treatment of such Unclassified Claims is set forth in Article II of this Plan. A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to this Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

15 3.2 Summary of Classes. Class Impaired/Unimpaired; Entitlement to Vote Class 1 - Non-Tax Priority Claims Unimpaired - Deemed to have accepted this Plan and not entitled to vote Class 2 – Other Secured Claims Unimpaired - Deemed to have accepted this Plan and not entitled to vote Class 3 – Financing Agreement Claims Impaired – Entitled to vote Class 4 - General Unsecured Claims Unimpaired - Deemed to have accepted this Plan and not entitled to vote Class 5 - Interests in Subsidiary Debtors Unimpaired - Deemed to have accepted this Plan and not entitled to vote Class 6 – Interests in Wag! Impaired – Deemed to have rejected this Plan and not entitled to vote 3.3 Treatment of Classes. (a) Class 1 – Non-Tax Priority Claims Claims In Class: Class 1 consists of all Non-Tax Priority Claims against each of the Debtors. Treatment: Except to the extent that the Holder of an Allowed Non-Tax Priority Claim has agreed to a less favorable treatment of such Claim, on, or as soon as reasonably practicable after the latest of (a) the Effective Date (b) the date on which such Non-Tax Priority Claim becomes an Allowed Non-Tax Priority Claim, (c) the date on which such Allowed Non-Tax Priority Claim is otherwise due and payable, and (d) such other date as mutually may be agreed to by and between the Debtors, the Reorganized Debtors, and the Holder of such Non-Tax Priority Claim, each Holder of an Allowed Non-Tax Priority Claim shall receive, in full and final satisfaction, release, and discharge of, and in exchange for, such Allowed Non-Tax Priority Claim, Cash equal to the unpaid portion of such Allowed Non-Tax Priority Claim. Voting: Class 1 is an Unimpaired Class, and the Holders of Allowed Class 1 Non-Tax Priority Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 1 Non-Tax Priority Claims are not entitled to vote to accept or reject this Plan.

16 (b) Class 2 – Other Secured Claims Claims In Class: Class 2 consists of all Other Secured Claims against each of the Debtors. Treatment: On the Effective Date, or as soon thereafter as is reasonably practicable, each Holder of an Allowed Class 2 Other Secured Claim shall, at the option of the applicable Debtor or Reorganized Debtor, as applicable, be entitled to the treatment set forth below in option A, B, C, or D. The Debtors and the Reorganized Debtors specifically reserve the right to challenge the validity, nature and perfection of, and to avoid pursuant to the provisions of the Bankruptcy Code and other applicable law, any purported Liens relating to the Other Secured Claims. Option A: Allowed Other Secured Claims with respect to which the applicable Debtor elects option A shall be Reinstated. The failure of the Debtors to file an objection, prior to the Effective Date, with respect to any Other Secured Claim that is Reinstated hereunder shall be without prejudice to the rights of the Reorganized Debtors to contest or otherwise defend against such Claim in an appropriate forum (including the Bankruptcy Court in accordance with Article X of this Plan) when and if such Claim is sought to be enforced. Any Cure Claim that the Debtors may be required to pay pursuant to section 1124(2) of the Bankruptcy Code on account of any such Reinstated Other Secured Claim shall be paid on, or as soon as practicable after, the latest of (a) the Effective Date, (b) the date on which such Other Secured Claim becomes Allowed, or (c) such other date as mutually may be agreed to by and between such Holder and the Debtors or Reorganized Debtors. Option B: Allowed Other Secured Claims with respect to which the applicable Debtor elects option B shall be paid in Cash, in full, including any amounts owed under section 506 of the Bankruptcy Code, on, or as soon as reasonably practicable after, the latest of (a) the Effective Date, (b) the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, (c) the date on which such Other Secured Claim is otherwise due and payable, and (d) such other date as mutually may be agreed to by and between such Holder and the Debtors or Reorganized Debtors. Option C: Allowed Other Secured Claims with respect to which the applicable Debtor elects option C shall be satisfied by the surrender to the Holder of the Claim of the collateral securing the applicable Other Secured Claim. Option D: Allowed Other Secured Claims with respect to which the applicable Debtor elects option D shall be satisfied in accordance with such other terms and conditions as may be agreed upon by the applicable Debtor or Reorganized Debtor and the Holder of such Allowed Secured Claim. The applicable Debtor shall be deemed to have elected option A with respect to all Allowed Other Secured Claims except those with respect to which the

17 applicable Debtor elects another option in writing prior to the Combined Hearing, which election shall be established in the Plan Supplement. Voting: Class 2 is an Unimpaired Class, and the Holders of Allowed Class 2 Other Secured Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 2 Other Secured Claims are not entitled to vote to accept or reject this Plan. (c) Class 3 – Financing Agreement Claims Claims In Class: Class 3 consists of all Financing Agreement Claims against each of the Debtors. Treatment: Each Holder of an Allowed Financing Agreement Claim shall receive, in full and final satisfaction, release, and discharge of, and in exchange for, such Allowed Financing Agreement Claim, its pro rata share of (i) 100% of the New Common Stock to be issued and outstanding on the Effective Date, and (ii) $5,000,000 principal amount of New Notes. Distributions on account of Financing Agreement Claims shall be made on the Effective Date to each Holder of an Allowed Financing Agreement Claim in accordance with Section 6.2 hereof. For the purpose of this Plan, all Class 3 Claims shall be deemed Allowed in an amount not less than $16,252,926.88 in accordance with the terms of the Financing Agreement and the Loan Document and shall not be subject to defense, offset, counterclaim or reduction. All fees, costs and expenses of the Administrative Agent as well as reasonable professional fees and expenses for the Administrative Agent shall be paid in full and in Cash on the Effective Date or as soon thereafter as is practicable. Voting: Class 3 is Impaired. Pursuant to section 1126 of the Bankruptcy Code, each Holder of an Allowed Class 3 Financing Agreement Claim is entitled to vote to accept or reject this Plan. (d) Class 4 – General Unsecured Claims Claims In Class: Class 4 consists of all General Unsecured Claims against each of the Debtors. Treatment: On the latest of (a) the Effective Date, (b) the date on which such General Unsecured Claim becomes Allowed, and (c) such other date as mutually may be agreed to by and between the Debtors or Reorganized Debtors, as applicable, and the Holder of such General Unsecured Claim, or, in each case, as soon thereafter as practicable, each Holder of an Allowed General Unsecured Claim in Class 4 shall be paid in Cash the amount of such Allowed General Unsecured Claim, in full and final satisfaction of such Holder's Allowed General Unsecured Claim; provided, however, a General Unsecured Claim that is not due and payable on or before the Effective Date shall be paid thereafter (i) in the ordinary course of

18 business in accordance with the terms of any agreement governing, or other documents relating to, such General Unsecured Claim or (ii) in accordance with the course of practice between the Debtors and such Holder with respect to such General Unsecured Claim. Voting: Class 4 is an Unimpaired Class, and the Holders of Allowed Class 4 General Unsecured Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 4 General Unsecured Claims are not entitled to vote to accept or reject this Plan. (e) Class 5 – Interests in Subsidiary Debtors Interests In Class: Class 5 consists of all Interests in Subsidiary Debtors. Treatment: Holders of Class 5 Interests in Subsidiary Debtors shall have such Interests Reinstated on the Effective Date. Voting: Class 5 is an Unimpaired Class, and the Holders of Allowed Class 5 Interests are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 5 Interests are not entitled to vote to accept or reject this Plan. (f) Class 6 – Interests in Wag! Claims In Class: Class 6 consists of all Interests in Wag! and all Claims arising from or related to Interests in Wag! that are subject to subordination under section 510(b) of the Bankruptcy Code. Treatment: All Interests in Wag! shall be cancelled and the Holders thereof shall not receive or retain any property on account thereof. Voting: Class 6 is Impaired, and the Holders of Allowed Class 6 Interests are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, the Holders of Class 6 Interests in Holdings are not entitled to vote to accept or reject this Plan. 3.4 Intercompany Claims. On the Effective Date, all net Intercompany Claims (taking into account any setoffs of Intercompany Claims) held by the Debtors between and among the Debtors shall, at the election of Reorganized Wag!, be either (a) Reinstated, (b) released, waived, and discharged, or (c) contributed to, or dividended to, the capital of the obligor. 3.5 Alternative Treatment. Notwithstanding any provision herein to the contrary, any Holder of an Allowed Claim or Interest may receive, instead of the distribution or treatment to which it is entitled hereunder, any other distribution or treatment to which it and the Debtors, with the consent of the Administrative Agent or, after the Effective Date, the Reorganized Debtors may agree in writing.

19 3.6 Special Provision Regarding Unimpaired Classes of Claims. The Debtors, the Reorganized Debtors and any other entity shall retain all defenses, counterclaims, rights to setoff and rights to recoupment, if any, as to Unimpaired Claims, except as required by order of the Bankruptcy Court. Holders of Unimpaired Claims shall not be required to file a proof of claim with the Bankruptcy Court and shall retain all their rights under applicable non-bankruptcy law to pursue their Unimpaired Claims in any forum with jurisdiction over the parties. Notwithstanding anything to the contrary in this Plan, each Holder of an Unimpaired Claim shall be entitled to enforce its rights in respect of such Unimpaired Claim against the Debtors or the Reorganized Debtors, as applicable, until such Unimpaired Claim has been either (i) paid in full (a) on terms agreed to between the Holder of such Unimpaired Claim and the Debtors or the Reorganized Debtors, as applicable, or (b) in accordance with the terms and conditions of the applicable documentation or laws giving rise to such Unimpaired Claim or (ii) otherwise satisfied or disposed of as determined by a court of competent jurisdiction. If the Debtors or the Reorganized Debtors dispute any Unimpaired Claim, such dispute shall be determined, resolved or adjudicated pursuant to applicable non-bankruptcy law. 3.7 Procedures for Resolving Disputed, Contingent, and Unliquidated Claims. In the event a Claim is not an Allowed Claim as of the Effective Date, or to the extent a dispute arises as to a Claim, the Holder of such Claim or the Reorganized Debtors may commence an action or proceeding to determine the amount and validity of such Claim in (a) any venue in which such Claim could have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced, or (b) the Bankruptcy Court; provided, that the parties may agree that any dispute will be determined, resolved or adjudicated in the appropriate non-bankruptcy forum and not before the Bankruptcy Court. Without limiting this Section 3.7, unless the parties have agreed otherwise in accordance with this Section 3.7, the Bankruptcy Court shall retain jurisdiction over any dispute in respect of any pre-Effective Date default or alleged default under any Assumed or Rejected Contract and over the amount of any Cure Cost in respect of an Assumed Contract or of any rejection damage claim in respect of a Rejected Contract. 3.8 Subordinated Claims. Pursuant to section 510 of the Bankruptcy Code, the Debtors or the Reorganized Debtors, as applicable, reserve the right to re-classify any Claim or Interest. 3.9 No Filings of Proofs of Claim. Except as otherwise provided for in this Plan, Holders of Claims shall not be required to File a proof of claim, and except as provided in this Plan, no parties should File a proof of claim. The Debtors do not intend to object in the Bankruptcy Court to the allowance of Claims Filed; provided, that the Debtors and the Reorganized Debtors, as applicable, reserve the right to object to any Claim that is entitled, or deemed to be entitled, to a distribution under this Plan or is rendered Unimpaired under this Plan. Instead, the Debtors intend to make distributions, as required by this Plan, in accordance with the books and records of the Debtors. Unless disputed by a Holder of a Claim, the amount set forth in the Debtors’ books and records shall constitute the amount of the Allowed Claim of such Holder except that (unless expressly waived pursuant to this Plan) the Allowed Amount of such Claim shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code, to the extent applicable. If any such Holder of a Claim disagrees with the Debtors’ books and records with respect to the Allowed amount of such Holder’s Claim, such Holder must so advise the Debtors in writing within thirty

20 (30) days of receipt of any distribution on account of such Holder’s Claim, in which event the Claim shall become a Disputed Claim to be handled in accordance with Section 3.7 hereof. The Debtors intend to resolve any such disputes consensually or through judicial means outside of the Bankruptcy Court. Nevertheless, the Debtors or the Reorganized Debtors, as applicable, may File with the Bankruptcy Court (or any other court of competent jurisdiction) an objection to the allowance of any Claim or any other appropriate motion or adversary proceeding with respect thereto. All such objections shall be litigated to Final Order; provided that the Debtors may compromise, settle, withdraw, or resolve by any other method approved by the Bankruptcy Court any objections to Claims. Upon the Effective Date, all proofs of claim filed in the Chapter 11 Cases shall be considered withdrawn and expunged. Except as otherwise provided herein, all proofs of claim Filed after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court. 3.10 Allowance and Disallowance of Claims. After the Effective Date, and except as otherwise provided for in this Plan, the Reorganized Debtors shall have and retain any and all available rights and defenses that the Debtors had with respect to any Claim immediately before the Effective Date, including, without limitation, the right to assert any objection to Claim based on the limitations imposed by section 502 of the Bankruptcy Code. ARTICLE IV ACCEPTANCE OF THIS PLAN 4.1 Class Entitled to Vote. Class 3 - Financing Agreement Claims are entitled to vote to accept or reject this Plan. By operation of law, each Unimpaired Class of Claims and Interests is deemed to have accepted this Plan and, therefore, is not entitled to vote. By operation of law, Class 6 – Interests in Wag! is deemed to have rejected this Plan and is not entitled to vote. 4.2 Acceptance by Impaired Classes. An Impaired Class of Claims shall have accepted this Plan if, not counting the vote of any holder designated under section 1126(e) of the Bankruptcy Code, (i) the Holders of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept this Plan and (ii) the Holders of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept this Plan. 4.3 Elimination of Classes. To the extent applicable, any Class that does not contain any Allowed Claims or Allowed Interests or any Claims or Interests temporarily allowed for voting purposes under Bankruptcy Rule 3018, as of the date of the commencement of the Combined Hearing, shall be deemed to have been deleted from this Plan for purposes of (a) voting to accept or reject this Plan and (b) determining whether it has accepted or rejected this Plan under section 1129(a)(8) of the Bankruptcy Code. Moreover, any Class of Claims that is occupied as of the commencement of the Combined Hearing by an Allowed Claim or a Claim temporarily Allowed under Bankruptcy Rule 3018, but as to which no vote is cast, shall be deemed to accept this Plan pursuant to section 1129(a)(8) of the Bankruptcy Code.

21 4.4 Intercompany Claims and Interests. To the extent Intercompany Interests and Intercompany Claims are Reinstated under this Plan, distributions on account of such Intercompany Interests and Intercompany Claims are not being received by Holders of such Intercompany Interests or Intercompany Interests on account of their Intercompany Interests or Intercompany Claims, but for the purposes of administrative convenience and to maintain the Debtors’ (and their affiliates’) corporate structure, for the ultimate benefit of the Holders of New Common Stock, to preserve ordinary course intercompany operations, and in exchange for the Debtors’ and Reorganized Debtors’ agreement under this Plan to make certain distributions to the Holders of Allowed Claims. 4.5 Cramdown. To the extent necessary, except with respect to Class 3, the Debtors shall request confirmation of this Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to modify this Plan with the consent of the Administrative Agent to the extent, if any, that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification. 4.6 Plan Confirmation as to Some or All Debtors. If this Plan cannot be confirmed as to any Debtor, then the Debtors, with the consent of the Administrative Agent, (i) may revoke this Plan as to any such Debtor or (ii) may revoke this Plan as to any Debtor and confirm this Plan as to the remaining Debtors to the extent required without the need to re-solicit as to any Holder of a Claim against or Interest in a Debtor for which this Plan is not so revoked. ARTICLE V MEANS FOR IMPLEMENTATION OF THIS PLAN 5.1 General Settlement of Claims and Interests In consideration for the classification, distributions, releases, and other benefits provided under this Plan, on the Effective Date, the provisions of this Plan shall constitute a set of integrated, good-faith compromises and settlements of all Claims, Interests, Causes of Action, and controversies resolved pursuant to this Plan. Entry of the Combined Order shall constitute the Bankruptcy Court’s approval of such compromises and settlements as well as a finding by the Bankruptcy Court that such integrated compromises or settlements are in the best interests of the Debtors, the Estates, and Holders of Claims and Interests, and are fair, equitable, and within the range of reasonableness. Distributions made to Holders of Allowed Claims and Allowed Interests in any Class are intended to be and shall be final and indefeasible and shall not be subject to avoidance, turnover, or recovery by any other Person. Notwithstanding the foregoing or similar provisions of this Plan with respect to settlements, such settlements are approved as among the parties to such settlement or similar agreements thereto, and the treatment of all Claims and Interests is approved pursuant to Confirmation by satisfying the requirement of section 1129 of the Bankruptcy Code. 5.2 Continued Legal Existence and Revesting of Assets. Except as otherwise provided in this Plan, each of the Debtors will continue to exist after the Effective Date as a separate legal entity, with all the powers of such an entity (whether a limited liability company, corporation, or other entity, as appropriate) under applicable law in the jurisdiction in which each applicable Debtor is organized, incorporated or otherwise formed and pursuant to such Debtor's

22 articles of organization or formation, operating agreement and other organizational documents in effect as of the Effective Date (provided that such organizational documents shall be amended to prohibit the Reorganized Debtor from issuing non-voting equity securities, to the extent necessary to comply with section 1123(a) of the Bankruptcy Code), without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date. In accordance with Section 9.2 hereof, and except as otherwise explicitly provided in this Plan, on the Effective Date, all property comprising each Estate (including Retained Actions, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall revest in the applicable Reorganized Debtor. The Debtors and the Reorganized Debtors, as applicable, shall be authorized to dissolve Debtor Furmacy, Inc. and to take any and all actions necessary or appropriate in connection with such dissolution without further order of the Bankruptcy Court. 5.3 Sources of Cash for Distribution. All Cash necessary for the Reorganized Debtors to make payments required by this Plan shall be obtained from (i) existing Cash balances, (ii) the operations of the Debtors or Reorganized Debtors, (iii) proceeds from the sale of Additional Notes under the Exit Facility; or (iv) the DIP Facility. 5.4 Investment Agreement; Issuance of New Common Stock. Under Section 3.3(c) hereof, Holders of Financing Agreement Claims will be issued 100% of the New Common Stock issued and outstanding on the Effective Date. All shares of New Common Stock issued under this Plan shall be, upon issuance, fully paid and non-assessable, and the holders thereof shall have no preemptive or other rights to subscribe for additional shares. No New Common Stock or securities convertible into, exchangeable for, or exercisable for shares of common stock or other equity of Reorganized Wag! shall be issued or outstanding as of the Effective Date. 5.5 Exit Facility; Issuance of New Notes. Under Section 3.3(c) hereof, Holders of Financing Agreement Claims will be issued $5,000,000.00 principal amount of New Notes pursuant to the Exit Facility, which provides for up to $21,050,000.00 of senior secured credit facilities, consisting of a term facility in an aggregate principal amount of $21,050,000.00 (inclusive of the $5,000,000.00 principal amount of New Notes issued to the Holder of Financing Agreement Claims, approximately $6,800,000.00 of DIP Claims, and $9,250,000.00 in new financing). 5.6 Section 1145 Exemption. Pursuant to section 1145 of the Bankruptcy Code, the issuance and allocation of shares of the New Common Stock to Holders of Financing Agreement Claims pursuant to this Plan shall be exempt from registration under the Securities Act and any state or local law requiring registration for offer or sale of a security. To the extent that the offering, issuance, and distributions of any shares of New Common Stock or New Notes pursuant to this Plan is in reliance upon section 1145 of the Bankruptcy Code, it is exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities. All shares of New Common stock, New Notes, or other securities issued pursuant to this Plan that are not issued in reliance on section 1145 of the Bankruptcy Code will be issued without registration under the Securities Act or any similar, federal, state, or local law.

23 5.7 Corporate Action. Each of the matters provided for under this Plan or the Transaction Documents involving the corporate structure of any Debtor or Reorganized Debtor or any corporate action to be taken by, or required of, any Debtor or Reorganized Debtor shall be deemed to have occurred and be effective as provided herein, and shall be authorized, approved and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, members, creditors, directors, or managers of the Debtors or the Reorganized Debtors. The authorizations and approvals contemplated by this Plan shall be effective notwithstanding any requirements under non-bankruptcy law. All matters provided for pursuant to this Plan that would otherwise require approval of the equity holders, managing members, members, directors, or officers of any Debtor (as of or prior to the Effective Date) will be deemed to have been so approved and will be in effect prior to, on, or after the Effective Date (as appropriate) pursuant to applicable law. The Combined Order shall and shall be deemed to, pursuant to sections 105(a), 363, and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan. 5.8 Preservation of Causes of Action. In accordance with section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtors will retain and may (but are not required to) enforce all Retained Actions. After the Effective Date, the Reorganized Debtors, in their sole and absolute discretion, shall have the right to bring, settle, release, compromise, or enforce such Retained Actions (or decline to do any of the foregoing), without further approval of the Bankruptcy Court. The Reorganized Debtors or any successors, in the exercise of their sole discretion, may pursue such Retained Actions so long as it is in the best interests of the Reorganized Debtors or any successors holding such rights of action. The failure of the Debtors to specifically list any claim, right of action, suit, proceeding, or other Retained Action in this Plan or the Disclosure Statement does not, and will not be deemed to, constitute a waiver or release by the Debtors or the Reorganized Debtors of such claim, right of action, suit, proceeding or other Retained Action, and the Reorganized Debtors will retain the right to pursue such claims, rights of action, suits, proceedings, and other Retained Actions in their sole discretion and, therefore, no preclusion doctrine, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches will apply to such claim, right of action, suit, proceeding, or other Retained Action upon or after the confirmation or consummation of this Plan. 5.9 Effectuating Documents; Further Transactions. Each of the Debtors and Reorganized Debtors, and their respective officers and designees, is authorized to execute, deliver, file, or record the Transaction Documents and such other contracts, instruments, releases, indentures, and other agreements or documents, and take such actions, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan, or to otherwise comply with applicable law. 5.10 Exemption From Certain Transfer Taxes and Recording Fees. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or to any other Person or entity pursuant to this Plan, or any agreement regarding the transfer of title to or ownership of any of the Debtors' real or personal property, will not be subject to any document recording tax, stamp tax, conveyance fee, sales tax, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and the Combined Order will

24 direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. 5.11 Further Authorization. The Reorganized Debtors shall be entitled to seek such orders, judgments, injunctions, and rulings as they deem necessary to carry out the intentions and purposes, and to give full effect to the provisions, of this Plan. 5.12 Dissolution of Creditors' Committee. The Debtors do not anticipate a Creditors' Committee will be formed in the Chapter 11 Cases because all go-forward general unsecured creditors are Unimpaired under this Plan. If a Creditors' Committee is appointed, it shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code. On the Effective Date, the Creditors' Committee, if appointed, shall be dissolved and the Creditors' Committee's members shall be deemed released of all their duties, responsibilities, and obligations in connection with the Chapter 11 Cases or this Plan and its implementation, and the retention or employment of the Creditors' Committee's attorneys, accountants, professionals, and other agents shall terminate, except with respect to (i) all Professional Fee Claims and (ii) any appeals of the Combined Order. 5.13 Cancellation of Existing Securities and Agreements. Except as provided in this Plan or in the Combined Order or for the purpose of evidencing a right to distribution hereunder or a contractual right to indemnification or reimbursement of the Administrative Agent against the Secured Lenders under the terms of the Financing Agreement, on the Effective Date, all notes, stock, instruments, certificates, agreements, side letters, fee letters and other documents evidencing or giving rise to Financing Agreement Claims and Interests shall be canceled, and the obligations of the Debtors thereunder or in any way related thereto shall be fully released, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote, or other approval or authorization by any Person. The Holders of or parties to such notes, stock, instruments, certificates, agreements, side letters, fee letters, and other documents shall have no rights arising from or relating to such notes, stock, instruments, certificates, agreements, side letters, fee letters, and other documents or the cancellation thereof, except the rights provided pursuant to this Plan and the Combined Order. 5.14 Deregistration. As promptly as reasonably practicable following the Effective Date, Reorganized Wag! expects to take all necessary steps to terminate the registration of all Securities under the Exchange Act and Securities Act, including to de-register its Existing Equity Interests, and to terminate its reporting obligations under sections 12, 13, and 15(d) of the Exchange Act, including by (1) filing, or causing any applicable national securities exchange to file, a Form 25 with the SEC under the Exchange Act, and (2) filing a Form 15 with the SEC under the Exchange Act. 5.15 Release of Liens, Claims, and Interests. Except as otherwise provided for herein, or in any contract, instrument, release or other agreement or document entered into or delivered in connection with this Plan, concurrently with the applicable distributions made pursuant to this Plan, all Liens, Claims, and Interests in or against the property of the Estates will be fully released, terminated, extinguished, and discharged, in each case without further notice to

25 or order of the Bankruptcy Court, act, or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any entity. Any entity holding such Liens, Claims, or Interests will if necessary, pursuant to section 1142 of the Bankruptcy Code, promptly execute and deliver to the Reorganized Debtors such instruments of termination, release, satisfaction, and/or assignment (in recordable form) as may be reasonably requested by the Reorganized Debtors and shall incur no liability to any entity in connection with its execution and delivery of any such instruments. On the Effective Date, in exchange for the treatment described herein and as set forth in Article III, the Financing Agreement Claims shall be discharged, the Liens on the prepetition collateral securing the Financing Agreement Obligations shall be released, and the Financing Agreement shall be cancelled and be of no further force or effect. 5.16 Officers and Directors of Reorganized Debtors. On the Effective Date, each of the members of the existing board of directors or managers, as applicable, of the Debtors shall be deemed to have resigned in such capacity. Except as set forth in the Transaction Documents or in the Disclosure Statement, it is anticipated that the Debtors' businesses will continue to be managed, as of the Effective Date, by existing management. The Secured Lender will designate the Reorganized Debtors' new officers and members of the board of directors or managers, as applicable, of the Reorganized Debtors, in the Plan Supplement. On the Effective Date, the new officers, directors or managers, as applicable, of the Reorganized Debtors will be appointed automatically without any requirement of further action by stockholders, members, creditors, directors, or managers of the Debtors or the Reorganized Debtors. ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS 6.1 Allowed Claims and Interests. Notwithstanding any provision herein to the contrary, the Debtors or the Reorganized Debtors shall make distributions only to Holders of Allowed Claims. A Holder of a Disputed Claim shall receive only a distribution on account thereof when and to the extent that such Holder's Disputed Claim becomes an Allowed Claim. 6.2 Distributions for Claims Allowed as of the Distribution Record Date. The Distribution Record Date is the Effective Date unless otherwise agreed between the Debtors and the Secured Lender. Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Effective Date or as soon thereafter as is practicable. Any distribution to be made on the Effective Date pursuant to this Plan shall be deemed as having been made on the Effective Date if such distribution is made on the Effective Date or as soon thereafter as is practicable. Any payment or distribution required to be made under this Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Distributions of New Common Stock shall be made by the Debtors or the Reorganized Debtors, as applicable, or a distribution agent designated by the Debtors or the Reorganized Debtors and shall be distributed directly to the Holders of Financing Agreement Claims listed on the Administrative Agent's register as of the Confirmation Date.

26 6.3 Fractional Shares. No fractional shares of New Common Stock will be issued or distributed under this Plan. The actual distribution of shares of New Common Stock will be rounded to the next higher or lower whole number as follows: (a) fractions less than one-half (½) shall be rounded to the next lower whole number and (b) fractions equal to or greater than one-half (½) shall be rounded to the next higher whole number. The total number of shares of New Common Stock to be distributed herein will be adjusted as necessary to account for such rounding. No consideration will be provided to holders of Financing Agreement Claims in lieu of fractional shares that are rounded down. 6.4 Interest and Penalties on Claims. Unless otherwise specifically provided for in this Plan or the Combined Order, required by applicable bankruptcy law, or necessary to render a Claim Unimpaired, postpetition interest and penalties shall not accrue or be paid on any Claims, including Priority Tax Claims, Non-Tax Priority Claims, General Unsecured Claims, and Disputed Claims, and no Holder of a Claim shall be entitled to interest and penalties accruing on or after the Petition Date through the date such Claim is satisfied in accordance with the terms of this Plan; provided, however, that the Priority Tax Claims of the United States Allowed pursuant to the Plan or the Bankruptcy Code shall accrue interest and penalties as provided by the Bankruptcy Code and the Internal Revenue Code, as applicable, until paid in full. 6.5 Means of Cash Payment. Payments of Cash made pursuant to this Plan shall be made, at the option and in the sole discretion of the applicable Reorganized Debtor, by checks drawn on, or wire transfer from, a domestic bank selected by the Reorganized Debtor. Cash payments to foreign creditors may be made, at the option of the applicable Reorganized Debtor, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. 6.6 Withholding and Reporting Requirements. In connection with this Plan and all distributions hereunder, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Reorganized Debtors shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. 6.7 Setoffs. The Reorganized Debtors may, pursuant to applicable law, but shall not be required to, set off against any Claim the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Holder.

27 ARTICLE VII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES 7.1 Assumption/Rejection of Executory Contracts and Unexpired Leases. Each Executory Contract and Unexpired Lease shall be deemed automatically assumed by the applicable Debtor counterparty in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Executory Contract or Unexpired Lease: (a) has been previously rejected by the Debtors by Final Order of the Bankruptcy Court; (b) has been rejected by the Debtors by order of the Bankruptcy Court in effect as of the Effective Date (which order may be the Combined Order); (c) expired or terminated pursuant to its own terms prior to the Effective Date; (d) is the subject of a motion to reject filed by the Debtors under section 365 of the Bankruptcy Code pending as of the Effective Date; or (e) is rejected under Section 7.6 hereof. An Executory Contract or Unexpired Lease that is deemed to be assumed pursuant to the foregoing sentence shall be referred to as an "Assumed Contract." An Executory Contract that is rejected or subject to a motion to reject as described above shall be referred to as a "Rejected Contract." Entry of the Combined Order by the Bankruptcy Court shall constitute findings by the Bankruptcy Court that (i) the Reorganized Debtors have properly provided for adequate assurance of payment of the cure of any defaults that might have existed consistent with the requirements of section 365(b)(1) of the Bankruptcy Code, (ii) each assumption (or rejection, as the case may be) is in the best interest of the Debtors and their Estates and that each Assumed Contract is assumed as of the Effective Date, and (iii) the requirements for assumption (or rejection, as the case may be) of any Executory Contract or Unexpired Lease to be assumed have been satisfied. No provision of any agreement or other document that permits a person to terminate or modify an agreement or to otherwise modify the rights of the Debtors based on the filing of the Chapter 11 Cases or the financial condition of the Debtors shall be enforceable. Moreover, to the maximum extent permitted by law, to the extent that any provision in any Executory Contract or Unexpired Lease assumed, or amended and assumed, and in either case, potentially assigned, restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption, or amendment and assumption, and, in either case, the potential assignment of such Executory Contract or Unexpired Lease, then such provision shall be deemed modified such that then transactions contemplated by this Plan shall not entitle the non-Debtor party thereto to

28 terminate such Executory Contract or Unexpired Lease to exercise any other default-related rights with respect thereto. Except as otherwise provided for herein, as of the Effective Date, Assumed Contracts will be cured by being Reinstated and all Cure Costs will be made by the Reorganized Debtors upon assumption thereof in the ordinary course of business. Any disputes concerning the amount of the payments required by section 365(b)(1)(A) of the Bankruptcy Code shall be adjudicated in accordance with Section 3.7 of this Plan. For the avoidance of doubt, all Cure Costs shall be Unimpaired by this Plan and any Cure Costs outstanding as of the Effective Date shall remain continuing obligations of the Reorganized Debtors following the Effective Date, to be addressed in the ordinary course of business, subject to all parties’ rights and defenses with respect thereto. If a counterparty to an Executory Contract or Unexpired Lease believes any amounts are due as a result of such Debtor’s monetary default thereunder, it shall assert a Cure Claim against the Debtors or Reorganized Debtors, as applicable, in the ordinary course of business, subject to all defenses the Debtors or the Reorganized Debtors may have with respect to such Cure Claim. In the event of a dispute regarding (i) the amount of any Cure Claim, (ii) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or (iii) any other matter pertaining to assumption or the payment of Cure Claims required by section 365(b)(1) of the Bankruptcy Code, payment of a Cure Claim, if any, shall occur as soon as reasonably practicable after entry of a Final Order or Final Orders resolving such dispute and approving such assumption. The Debtors, or Reorganized Debtors, as applicable, reserve the right at any time to move to reject any Executory Contract or Unexpired Lease based upon the existence of any unresolved dispute or upon a resolution of such dispute that is unfavorable to the Debtors or Reorganized Debtors. Unless otherwise provided by an order of the Bankruptcy Court, any asserted Claims arising from the rejection of an Executory Contract or Unexpired Lease must be filed by Holders of such Claims with the Bankruptcy Court and served on the parties entitled to notice under this Plan no later than thirty (30) days after the later of (1) the Effective Date or (2) the effective date of such rejection, subject to the Debtors' and Reorganized Debtors' right to object thereto. In the event of such objection, the Debtors shall not be obligated to make any distribution in respect of such Claim until such dispute is resolved by Final Order of the Bankruptcy Court or the agreement of the parties. Any alleged defaults required to be cured under section 365(b)(1)(A) of the Bankruptcy Code may be asserted, in accordance with the terms of the underlying Assumed Contract, before or after the Effective Date of the Plan, and the determination of the cure, if any, required with respect to such alleged default shall not be prejudiced or precluded notwithstanding the approval of assumption of the Assumed Contract or the occurrence of the Effective Date and shall be adjudicated in accordance with Section 3.7. The Debtors shall pay any Allowed Cure Claim in the ordinary course of business or such other date as mutually agreed to between the Debtors or the Reorganized Debtors and the Holder of such Allowed Cure Claim or, in the event there is a dispute concerning a Cure Claim, the date on which such claim for cure becomes Allowed. For the avoidance of doubt, following the entry of the Combined Order, no party to an Assumed Contract may (i) challenge the assumption of the Assumed Contract, (ii) challenge the determination that the Debtors have provided adequate assurance that they will promptly cure any

29 default under an Assumed Contract, or (iii) assert an entitlement to relief under 365(b)(1)(B) or (C). Assumption of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise, and full payment of any applicable Cure Claims pursuant to this Plan, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or non-monetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the date that the Reorganized Debtors assume such Executory Contract or Unexpired Lease. Any proofs of claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court. 7.2 Compensation and Benefit Programs. Other than as set forth in Section 7.6, all of the Compensation and Benefits Programs will be deemed to be, and will be treated as though they are, Executory Contracts that are assumed under Section 7.1 of this Plan, and the Debtors' and Reorganized Debtors' obligations and rights under such programs, plans, agreements, and arrangements will survive confirmation of this Plan, subject to the terms and conditions of such Compensation and Benefits Programs. Nothing contained herein shall be deemed to modify the existing terms of the Compensation and Benefits Programs, including, without limitation, the Debtors' and the Reorganized Debtors' rights of termination and amendment thereunder. 7.3 Indemnification Provisions and Reimbursement Obligations. On and as of the Effective Date, and except as prohibited by applicable law and subject to the limitations set forth herein, the Indemnification Provisions shall be assumed and irrevocable and shall survive the effectiveness of this Plan. 7.4 Other Insurance Contracts. On the Effective Date, each of the Debtors’ Insurance Contracts in existence as of the Effective Date shall be Reinstated and continued in accordance with their terms and, to the extent applicable, shall be deemed assumed by the applicable Reorganized Debtor pursuant to section 365 of the Bankruptcy Code and Article VII. Nothing in this Plan shall affect, impair, or prejudice the rights of the insurance carriers, the insureds, or the Reorganized Debtors under the Insurance Contracts in any manner, and such insurance carriers, the insureds, and Reorganized Debtors shall retain all rights and defenses under such Insurance Contracts. The Insurance Contracts shall apply to and be enforceable by and against the insureds and the Reorganized Debtors in the same manner and according to the same terms and practices applicable to the Debtors, as existed before the Effective Date. 7.5 Directors and Officers Insurance Policies. On the Effective Date, the Reorganized Debtors shall be deemed to have assumed all of the Debtors’ D&O Insurance Policies (including any “tail coverage” and all agreements, documents, or instruments related thereto) in effect before the Effective Date pursuant to sections 105 and 365(a) of the Bankruptcy Code, without the need for any further notice to or action, order, or approval of the Bankruptcy Court. Confirmation of this Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Insurance Policies, and each such indemnity obligation shall be deemed and treated as an Executory Contract that has been assumed by the Debtors under this Plan as to which no Proof of Claim need be Filed. The Debtors and,

30 after the Effective Date, the Reorganized Debtors shall retain the ability to supplement such D&O Insurance Policies as the Debtors or Reorganized Debtors, as applicable, may deem necessary. For the avoidance of doubt, entry of the Combined Order shall constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ foregoing assumption of each of the unexpired D&O Insurance Policies. In addition, on or after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any D&O Insurance Policies (including any “tail policy” and all agreements, documents, or instruments related thereto) in effect on or before the Effective Date, with respect to conduct occurring prior thereto, and all current and former directors, officers, and managers of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policies for the full term of such policies regardless of whether such current and former directors, officers, and managers remain in such positions after the Effective Date, all in accordance with and subject in all respects to the terms and conditions of the D&O Insurance Policies, which shall not be altered. 7.6 Executives On the Effective Date, the Reorganized Debtors and the Executives shall enter into the Executive Bonus Agreements. Other than the Stone Employment Agreement, which will be assumed as of the Effective Date, the employment agreements of each of the Executives shall be deemed rejected as of the Effective Date. Any Claims arising from the rejection of any employment agreements shall be governed by the deadlines set forth in Section 7.1. Any such Claims will be classified as Class 4 General Unsecured Claims and will likewise be Unimpaired and will be capped in accordance with section 502(b)(7) of the Bankruptcy Code. ARTICLE VIII CONFIRMATION AND CONSUMMATION OF THIS PLAN 8.1 Condition To Entry of the Combined Order. The following are conditions precedent to Confirmation, each of which must be satisfied or waived by the Debtors and the Secured Lender in accordance with the terms hereof: (a) This Plan and all schedules, documents, supplements and exhibits relating to this Plan shall have been filed in form and substance acceptable to the Debtors and the Secured Lender. (b) The proposed Combined Order shall be filed in form and substance acceptable to the Debtors and the Secured Lender. 8.2 Conditions To Effective Date. The Debtors shall request that the Combined Order include a finding by the Bankruptcy Court that, notwithstanding Bankruptcy Rule 3020(e), the Combined Order shall take effect immediately upon its entry. The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived by the Debtors and the Secured Lender in accordance with the terms hereof: (a) The Combined Order, in form and substance satisfactory to the Debtors and the Secured Lender, shall be entered by the Bankruptcy Court and shall be

31 in full force and effect and not subject to any stay and shall, among other things, provide that the Debtors and Reorganized Debtors are authorized without further board or shareholder approval or consent to take all actions necessary to enter into the Transaction Documents and other agreements or documents created in connection with this Plan. Without limiting the foregoing, the chairman of the board of directors, president, chief executive officer, chief financial officer or any other appropriate officer of the Debtors shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan and the Transaction Documents. The secretary or assistant secretary of the Debtors shall be authorized to certify or attest to any of the foregoing actions. (b) All Transaction Documents shall have been executed and delivered, and all conditions precedent thereto shall have been satisfied (other than the occurrence of the Effective Date). (c) All authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of this Plan shall have been obtained. (d) All other actions, documents, and agreements necessary to implement this Plan shall have been effected or executed. (e) The Debtors shall have sufficient Cash, whether on hand or from funds advanced under the DIP Facility or the New Credit Facility to make all required payments to be made on the Effective Date. (f) The Effective Date shall have occurred on or prior to September 1, 2025. 8.3 Waiver Of Conditions. The Debtors and the Secured Lender may jointly waive, in whole or in part, the conditions to the occurrence of the Effective Date, without any notice to parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Effective Date shall preclude the occurrence of the Effective Date, regardless of the circumstances giving rise to the failure of such condition to be satisfied, including any action or inaction by the Debtors and the Secured Lender. The waiver of a condition to the occurrence of the Effective Date shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time. 8.4 Substantial Consummation. “Substantial Consummation” of this Plan, as defined in section 1101(2) of the Bankruptcy Code, with respect to any of the Debtors, shall be deemed to occur on the Effective Date with respect to such Debtor.

32 ARTICLE IX EFFECT OF PLAN CONFIRMATION 9.1 Binding Effect. To the maximum extent permitted by law, on the Effective Date, this Plan shall be binding upon and inure to the benefit of the Debtors, their Estates, all current and former Holders of Claims and Interests, and their respective successors and assigns, including, but not limited to, the Reorganized Debtors, notwithstanding whether or not any such Holder (i) will receive or retain any property or interest in property under this Plan; (ii) has filed a proof of claim or interest in these Chapter 11 Cases; or (iii) failed to vote to accept or reject this Plan or affirmatively voted to reject this Plan. 9.2 Revesting of Assets. Except as otherwise explicitly provided in this Plan, on the Effective Date, all property comprising the Estates (including Retained Actions, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall revest in the Reorganized Debtors, free and clear of all Claims, Liens, charges, encumbrances, rights, and Interests of creditors and equity security holders. As of the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, and dispose of property and settle and compromise Claims or Interests without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan or the Combined Order. 9.3 Releases and Related Matters. Releases by the Debtors, Their Estates and the Reorganized Debtors NOTWITHSTANDING ANYTHING CONTAINED IN THIS PLAN TO THE CONTRARY, PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, ON AND AFTER THE EFFECTIVE DATE, EACH RELEASED PARTY IS, AND IS DEEMED TO BE, HEREBY CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASED AND DISCHARGED BY THE DEBTORS, THE REORGANIZED DEBTORS, AND THEIR ESTATES, IN EACH CASE ON BEHALF OF THEMSELVES AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AND REPRESENTATIVES, AND ANY AND ALL OTHER ENTITIES WHO MAY PURPORT TO ASSERT ANY CAUSE OF ACTION, DIRECTLY OR DERIVATIVELY, BY, THROUGH, FOR, OR BECAUSE OF THE FOREGOING ENTITIES, FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION, INCLUDING ANY DERIVATIVE CLAIMS, ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS, THE REORGANIZED DEBTORS, OR THEIR ESTATES, AS APPLICABLE, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, MATURED OR UNMATURED, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY, CONTRACT, TORT, OR OTHERWISE, THAT THE DEBTORS, THE REORGANIZED DEBTORS, OR THEIR ESTATES WOULD HAVE BEEN ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM AGAINST, OR INTEREST IN, A

33 DEBTOR, A REORGANIZED DEBTOR, THEIR ESTATES, OR OTHER ENTITY, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS (INCLUDING THE DEBTORS’ CAPITAL STRUCTURE, BUSINESS, MANAGEMENT, OWNERSHIP, OR OPERATION THEREOF), THE PURCHASE, SALE, OR RESCISSION OF ANY SECURITY OF THE DEBTORS OR THE REORGANIZED DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THIS PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN OR AMONG ANY DEBTOR AND ANY RELEASED PARTY, THE OWNERSHIP AND/OR OPERATION OF THE DEBTORS BY ANY RELEASED PARTY OR THE DISTRIBUTION OF ANY CASH OR OTHER PROPERTY OF THE DEBTORS TO ANY RELEASED PARTY, FINANCING AGREEMENT CLAIMS, CASH MANAGEMENT ARRANGEMENTS, THE ASSERTION OR ENFORCEMENT OF RIGHTS AND REMEDIES AGAINST THE DEBTORS, THE DEBTORS’ IN-OR OUT-OF-COURT RESTRUCTURING EFFORTS, ANY AVOIDANCE ACTIONS, INTERCOMPANY TRANSACTIONS BETWEEN OR AMONG A DEBTOR OR AN AFFILIATE OF A DEBTOR AND ANOTHER DEBTOR OR AFFILIATE OF A DEBTOR, THESE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, OR FILING OF THE DISCLOSURE STATEMENT, THE FINANCING AGREEMENT AND ANY FACILITY THEREUNDER, THE NEW NOTES, EXIT FACILITY , THIS PLAN (INCLUDING, FOR THE AVOIDANCE OF DOUBT, THE PLAN SUPPLEMENT), ANY OTHER TRANSACTION DOCUMENT, OR ANY RESTRUCTURING TRANSACTION, CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT (INCLUDING ANY LEGAL OPINION REQUESTED BY ANY ENTITY REGARDING ANY TRANSACTION, CONTRACT, INSTRUMENT, DOCUMENT, OR OTHER AGREEMENT CONTEMPLATED BY THIS PLAN OR THE RELIANCE BY ANY RELEASED PARTY ON THIS PLAN OR THE COMBINED ORDER IN LIEU OF SUCH LEGAL OPINION) RELATING TO ANY OF THE FOREGOING, CREATED OR ENTERED INTO IN CONNECTION WITH DISCLOSURE STATEMENT, THE FINANCING AGREEMENT, THE NEW COMMON STOCK, THE ORGANIZATIONAL DOCUMENTS, THE NEW NOTES, THE EXIT FACILITY , THIS PLAN, THE PLAN SUPPLEMENT, ANY OTHER TRANSACTION DOCUMENT BEFORE OR DURING THESE CHAPTER 11 CASES, ANY PREFERENCE, FRAUDULENT TRANSFER, OR OTHER AVOIDANCE CLAIM ARISING PURSUANT TO CHAPTER 5 OF THE BANKRUPTCY CODE OR OTHER APPLICABLE LAW, THE FILING OF THESE CHAPTER 11 CASES, THE SOLICITATION OF VOTES ON THIS PLAN, THE PURSUIT OF CONFIRMATION OF THIS PLAN, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THIS PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF DEBT, EQUITY AND/OR OTHER SECURITIES PURSUANT TO THIS PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THIS PLAN OR ANY OTHER RELATED AGREEMENT, OR UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE RELATED OR RELATING TO ANY OF THE FOREGOING TAKING PLACE ON OR BEFORE THE PLAN EFFECTIVE DATE, OTHER THAN CLAIMS OR LIABILITIES PRIMARILY ARISING OUT OF ANY ACT OR OMISSION OF A RELEASED PARTY THAT

34 CONSTITUTES ACTUAL FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE, EACH SOLELY TO THE EXTENT AS DETERMINED BY A FINAL ORDER OF A COURT OF COMPETENT JURISDICTION. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH ABOVE DO NOT RELEASE ANY POST EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THIS PLAN, THE COMBINED ORDER, ANY RESTRUCTURING TRANSACTION, OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THIS PLAN, INCLUDING THE NEW NOTES (INCLUDING ANY AMENDMENTS THERETO), THE EXIT FACILITY, AND THE ORGANIZATIONAL DOCUMENTS OR ANY CLAIM OR OBLIGATION ARISING UNDER THIS PLAN. ENTRY OF THE COMBINED ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE DEBTOR RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THIS PLAN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE DEBTOR RELEASE IS: (1) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE RELEASED PARTIES, INCLUDING THE RELEASED PARTIES’ SUBSTANTIAL CONTRIBUTIONS TO FACILITATING THE TRANSACTION DOCUMENTS AND IMPLEMENTING THIS PLAN; (2) A GOOD-FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE DEBTOR RELEASE; (3) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS AND INTERESTS; (4) FAIR, EQUITABLE, AND REASONABLE; (5) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (6) A BAR TO ANY OF THE DEBTORS, THE REORGANIZED DEBTORS, OR THE DEBTORS’ ESTATES ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE DEBTOR RELEASE. 9.4 Discharge of the Debtors. (a) Other than Claims arising from or related to the Transaction Documents and except as otherwise provided herein or in the Combined Order, all consideration distributed under this Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Debtors or any of their assets or properties and, regardless of whether any property shall have been abandoned by order of the Bankruptcy Court, retained, or distributed pursuant to this Plan on account of such Claims, upon the Effective Date, the Debtors, and each of them, shall be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Effective Date, and all debts of the kind specified in section 502 of the Bankruptcy Code, whether or not (i) a proof of claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy

35 Code, (ii) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code, (iii) a Claim based upon such debt is or has been disallowed by order of the Bankruptcy Court, or (iv) the holder of a Claim based upon such debt accepted this Plan. (b) As of the Effective Date, other than Claims arising from or related to the Transaction Documents and except as provided in this Plan or the Combined Order, all Persons shall be precluded from asserting against the Debtors or the Reorganized Debtors, any other or further Claims, debts, rights, causes of action, claims for relief, or liabilities relating to the Debtors or any Interest in the Debtors based upon any act, omission, transaction, occurrence, or other activity of any nature that occurred prior to the Effective Date. In accordance with the foregoing, other than with respect to Claims arising from or related to the Transaction Documents and except as provided in this Plan or the Combined Order, the Combined Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtors, and the termination of all such Interests, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or a terminated Interest. 9.5 Injunction. Except as provided in this Plan or the Combined Order, from and after the Effective Date, all Persons that have held, currently hold, may hold, or allege that they hold, a Claim, Interest, obligation, suit, judgment, damage, demand, debt, right, cause of action, or liability that is released, terminated, exculpated, or discharged under this Article IX, along with their respective current and former employees, agents, officers, directors, managers, principals, affiliates, shareholders, and members are permanently enjoined from taking any of the following actions against the Debtors, the Reorganized Debtors and the Exculpated Parties, and their respective agents, officers, directors, managers, employees, representatives, advisors, attorneys, affiliates, shareholders, or members, or any of their successors or assigns or any of their respective property on account of any such released, terminated or discharged Claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, liability or Interest: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (iii) creating, perfecting, or enforcing any Lien or encumbrance of any kind; (iv) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability, or obligation due to any released Person; and (v) commencing or continuing any action, in each such case in any manner, in any place, or against any Person that does not comply with or is inconsistent with the provisions of this Plan or the Combined Order. Upon entry of the Combined Order, all Holders of Claims and Interests shall be enjoined from taking any actions to interfere with the implementation or consummation of this Plan. Except as otherwise set forth in the Combined Order, each Holder of an Allowed Claim or Allowed Interest, as applicable, by accepting, or being eligible to accept, distributions under or

36 Reinstatement of such Claim or Interest, as applicable, pursuant to this Plan, shall be deemed to have consented to the injunction provisions set forth herein. 9.6 Exculpation and Limitation of Liability. To the fullest extent permitted by law, and without affecting or limiting the releases set forth in Article IX of this Plan, none of the Exculpated Parties shall have or incur any liability to any Person or any of their respective agents, employees, representatives, advisors, attorneys, affiliates, shareholders, or members, or any of their successors or assigns, for any act or omission from the Petition Date through the Effective Date in connection with, relating to, or arising out of, the Chapter 11 Cases, the Disclosure Statement, the transactions contemplated by or described in the Transaction Documents, the formulation, negotiation, or implementation of this Plan or the Transaction Documents, including related prepetition transactions, the pursuit of Confirmation of this Plan, the Confirmation of this Plan, the consummation of this Plan or the Transaction Documents, or the administration of this Plan or the property to be distributed under this Plan, except for acts or omissions that are the result of gross negligence, fraud or willful misconduct, including the willful misappropriation of confidential information; provided, however, that the foregoing exculpation and limitation of liability shall not apply to and shall not operate to waive, release, or exculpate any Claims or causes of action arising from or related to the rights and obligations under this Plan, the Transaction Documents, and the contracts, instruments, releases, and other agreements or documents delivered hereunder or contemplated hereby and thereby. Without limiting the generality of the foregoing, the Debtors, the Reorganized Debtors, the Administrative Agent, the Secured Lenders, the New Lenders, the Creditors' Committee (if any), or any other Exculpated Party and any of such parties' directors, managers, officers, or members, shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan; provided, however, that the foregoing shall not apply to and shall not operate to waive, release, or exculpate and Claims or Causes of Action arising from or related to any unperformed contractual obligation owed by any party under the Transaction Documents. 9.7 U.S. Government. Notwithstanding any provision in this Plan, the Plan Supplement, the Combined Order or other related Plan documents (collectively, the “Plan Documents”): Nothing discharges or releases the Debtors, the Reorganized Debtors, or any non-Debtor from any right, claim, liability or Cause of Action of the United States or impairs the ability of the United States to pursue any claim, liability, right, defense, or Cause of Action against any Debtor, Reorganized Debtor or non-Debtor. Contracts, purchase orders, agreements, leases, covenants, guaranties, indemnifications, operating rights agreements or other interests of or with the United States shall be, subject to any applicable legal or equitable rights or defenses of the Debtors or Reorganized Debtors, or any non-debtor under applicable non-bankruptcy law, paid, treated, determined and administered in the ordinary course of business as if the Debtors’ bankruptcy cases were never filed and the Debtors and Reorganized Debtors shall comply with all applicable non-bankruptcy law. All claims, liabilities, rights, Causes of Action, or defenses of or to the United States, the Debtors, the Reorganized Debtors, or any non-Debtor shall survive these Chapter 11 Cases as if they had not been commenced and be determined in the ordinary course of business, including in the manner and by the administrative or judicial tribunals in which such rights, defenses, claims, liabilities, or Causes of Action would have been resolved or adjudicated if these Chapter 11 Cases had not been commenced; provided, that nothing in the Plan Documents shall alter any legal or equitable rights or defenses of the Debtors, the Reorganized Debtors or any

37 non-Debtor under non-bankruptcy law with respect to any such claim, liability, or Cause of Action. Without limiting the foregoing, for the avoidance of doubt, nothing shall: (i) require the United States to file any proofs of claim or administrative expense claims in these Chapter 11 Cases for any right, claim, liability, defense, or cause of action; (ii) affect or impair the exercise of the United States’ police and regulatory powers against the Debtors, the Reorganized Debtors or any non-Debtor; (iii) be interpreted to set cure amounts or to require the United States to novate or otherwise consent to the transfer of any federal or state contracts, purchase orders, agreements, leases, covenants, guaranties, indemnifications, operating rights agreements or other interests; (iv) affect or impair the United States’ rights and defenses of setoff and recoupment, or ability to assert setoff or recoupment against the Debtors or the Reorganized Debtors and such rights and defenses are expressly preserved; (v) constitute an approval or consent by the United States without compliance with all applicable legal requirements and approvals under non-bankruptcy law; or (vi) relieve Debtors or Reorganized Debtors from compliance with all licenses and permits issued by governmental units in accordance with non-bankruptcy law. 9.8 Term of Bankruptcy Injunction or Stays. Unless otherwise provided herein or in the Combined Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Combined Order), shall remain in full force and effect until the Effective Date. 9.9 Post-Effective Date Retention of Professionals. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate and the Reorganized Debtors may employ and pay professionals in the ordinary course of business. 9.10 Effect of Release, Discharge and Injunction on Unimpaired Claims. Nothing in this Article IX shall in any way modify the treatment of Class 4 Claims as provided in Article III. Without limitation, nothing in this Plan, including, without limitation, the release, discharge and injunction provisions set forth in this Article IX, shall prevent any Holder of an Unimpaired Claim from pursuing (i) the allowance of such Unimpaired Claim pursuant to Section 3.7 or (ii) payment of such Unimpaired Claim from the Reorganized Debtors. ARTICLE X RETENTION OF JURISDICTION 10.1 Retention of Jurisdiction. Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Combined Order and the occurrence of the Effective Date, except as otherwise set forth in Section 3.7 herein or in the Transaction Documents, the Bankruptcy Court shall retain exclusive jurisdiction (unless otherwise indicated) over all matters arising out of, and related to, the Chapter 11 Cases and this Plan to the fullest extent permitted by law, including, among other things, jurisdiction to: (a) subject to the limitations on the Bankruptcy Court’s jurisdiction set forth in Sections 3.7 and 7.1, resolve

38 any matters related to the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease with respect to which any Debtor or Reorganized Debtor may be liable, and to hear, determine, and, if necessary, liquidate any Claims arising therefrom; (b) decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications, involving the Debtors that may be pending on the Effective Date; (c) enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan, the Disclosure Statement, or the Combined Order; (d) resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of this Plan or any contract, instrument, release, or other agreement or document that is executed or created pursuant to this Plan, or any entity's rights arising from, or obligations incurred in connection with, this Plan or such documents (other than a dispute arising after the Effective Date under, or directly with respect to, the Transaction Documents, which such disputes shall be adjudicated in accordance with the terms of the Transaction Documents); (e) modify this Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Combined Order, or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement, or the Combined Order, or remedy any defect or omission, or reconcile any inconsistency, in any Bankruptcy Court order, this Plan, the Disclosure Statement, the Combined Order, or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement, or the Combined Order, in such manner as may be necessary or appropriate to consummate this Plan; (f) hear and determine all applications for compensation and reimbursement of expenses of Professionals under this Plan or under sections 330, 331, 503(b) and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date the payment of fees and expenses of the Reorganized Debtors, including professional fees, shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

39 (g) issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation, or enforcement of this Plan or the Combined Order; (h) adjudicate controversies arising out of the administration of the Estates or the implementation of this Plan; (i) recover all assets of the Debtors and property of the Estates, wherever located; (j) hear and determine causes of action by or on behalf of the Debtors or the Reorganized Debtors; (k) enter and implement such orders as are necessary or appropriate if the Combined Order is for any reason, or in any respect, modified, stayed, reversed, revoked, or vacated, or distributions pursuant to this Plan are enjoined or stayed; (l) hear and resolve all matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code; provided, however, that such matters may also be heard by any other court of competent jurisdiction. (m) determine any other matters that may arise in connection with, or relate to, this Plan, the Disclosure Statement, the Combined Order, or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement, or the Combined Order (other than a dispute arising after the Effective Date under, or directly with respect to, the Transaction Documents, which such disputes shall be adjudicated in accordance with the terms of the Transaction Documents); (n) enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Cases; (o) hear and determine such other matters related hereto that are not inconsistent with the Bankruptcy Code or title 28 of the United States Code; and (p) enter an order closing the Chapter 11 Cases. 10.2 Failure of Bankruptcy Court to Exercise Jurisdiction. If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter, including the matters set for in Section 10.1 of the Plan, the provisions

40 of this Article X shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter. ARTICLE XI MISCELLANEOUS PROVISIONS 11.1 Effectuating Documents and Further Transactions. Each of the Debtors and the Reorganized Debtors shall be authorized to execute, deliver, file, or record the Transaction Documents and such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of this Plan. 11.2 Corporate Action. Prior to, on, or after the Effective Date (as appropriate), all matters expressly provided for under this Plan or the Transaction Documents that would otherwise require approval of the stockholders, members or directors of one or more of the Debtors or the Reorganized Debtors shall be deemed to have occurred and shall be in effect prior to, on, or after the Effective Date (as appropriate) pursuant to the applicable general corporation or other applicable law of the states in which the Debtors or the Reorganized Debtors are organized without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Debtors. 11.3 Amendment or Modification of This Plan. Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code and subject further to the consent of the Administrative Agent, the Debtors reserve the right to alter, amend, or modify this Plan at any time prior to or after the Confirmation Date, including, without limitation the right to withdraw the Plan as to any particular Debtor and seek to confirm and consummate the Plan with respect to the other Debtors. A Holder of a Claim that has accepted this Plan shall be deemed to have accepted this Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such Holder.Severability of Plan Provisions. If, prior to the Confirmation Date, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power, upon the request of the Debtors (having obtained consent of the Administrative Agent) to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Combined Order shall constitute a judicial determination that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms. 11.5 Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the Debtors, and their respective successors and assigns, including, without limitation, the Reorganized Debtors. The rights, benefits, and obligations of any entity named or referred to

41 in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such entity. 11.6 Continuing Effectiveness of Final Orders. Payment authorization granted to the Debtors under any prior Final Order entered by the Bankruptcy Court shall continue in effect after the Effective Date. Accordingly, the Debtors or the Reorganized Debtors, as applicable, may pay or otherwise satisfy any Claim to the extent permitted by, and subject to, the applicable Final Order without regard to the treatment that would otherwise be applicable to such Claim under this Plan. 11.7 Closing of Chapter 11 Cases. The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, file all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases. 11.8 Ipso Facto and Similar Provisions Ineffective. Any term of any prepetition policy, prepetition contract, or other prepetition obligation applicable to a Debtor shall be void and of no further force or effect with respect to any Debtor to the extent that such policy, contract, or other obligation is conditioned on, creates an obligation of the Debtor as a result of, or gives rise to a right of an entity based on (i) the insolvency or financial condition of a Debtor; (ii) the commencement of the Chapter 11 Cases; or (iii) the Confirmation or Consummation of this Plan, including any change of control that shall occur as a result of such Consummation. 11.9 Revocation, Withdrawal, or Non-Consummation. The Debtors reserve the right to revoke or withdraw this Plan at any time prior to the Confirmation Date and to file other plans of reorganization. If the Debtors revoke or withdraw this Plan, or if Confirmation or consummation of this Plan does not occur, then (i) this Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount any Claim or Class of Claims or any release contemplated hereby), assumption of Executory Contracts or Unexpired Leases effected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void, and (iii) nothing contained in this Plan, and no acts taken in preparation for consummation of this Plan, shall (A) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person, (B) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or (C) constitute an admission of any sort by the Debtors or any other Person. 11.10 Notice. All notices, requests, and demands to or upon the Reorganized Debtors to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

42 If to the Debtors, to: Young Conaway Stargatt & Taylor, LLP Rodney Square 1000 North King Street Wilmington, Delaware 19801 Attention: Michael R. Nestor, Esq. If to the Secured Lender to: Honigman, LLP 2290 First National Building 600 Woodward Avenue Detroit, MI 48226 Attention: Glenn Walter, Esq. - and - The Tuhey Law Firm LLC 823 Linden Avenue Oak Park, IL 60302 Attention: John M. Tuhey, Esq. 11.11 Governing Law. Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent that an exhibit or schedule to this Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the principles of conflicts of law of such jurisdiction. 11.12 Tax Reporting and Compliance. The Reorganized Debtors are hereby authorized, but not directed, on behalf of each of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through, and including, the Effective Date. 11.13 Conflicts. In the event that provisions of the Disclosure Statement and provisions of this Plan conflict, the terms of this Plan shall govern. 11.14 Entire Agreement. On the Effective Date, this Plan and the Combined Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan.

43 ARTICLE XII SETTLEMENT WITH MARKETPLACE OPERATIONS, INC. 12.1 Marketplace Operations, Inc. Settlement. In full and final settlement of any prepetition Claims of Marketplace Operations, Inc. (“MPO”) against the Debtors, including the litigation pending in the Superior Court of California [Case No. 24STCV30249], this Plan provides MPO with an Allowed General Unsecured Claim payable in the amount of $2,750,000 in Cash as follows: (i) $1,375,000 to be paid on the Effective Date and (ii) $1,375,000 to be paid on the six month anniversary of the Effective Date; provided, that if MPO and the Reorganized Debtors enter into a new commercial agreement after the Effective Date, the second payment shall be accelerated and payable within thirty (30) days of the entry of such agreement. [Remainder of Page Left Intentionally Blank]

44 Dated: August 26, 2025 WAG! GROUP CO., et al., on behalf of itself and its Debtor affiliates By: /s/ Alec Davidian Name: Alec Davidian Title: Chief Financial Officer

EXHIBIT A Exit Facility Term Sheet

Wag Labs, Inc. SUMMARY OF PRINCIPAL TERMS AND CONDITIONS Set forth below in this term sheet (the "Term Sheet") is a summary of the principal terms and conditions for the Facilities (defined below). Borrower: Wag Labs, Inc., a Delaware corporation (the "Borrower"). Guarantors: All obligations under the Facilities (defined below) shall be fully and unconditionally guaranteed by Wag! Group Co., a Delaware corporation ("Holdco") and each of the Borrower's and Holdco’s existing and subsequently acquired or formed direct and indirect wholly-owned domestic subsidiaries (collectively, the "Guarantors"; and together with the Borrower, the "Loan Parties"). Agent: Retriever LLC as Administrative Agent (in such capacity, the "Administrative Agent") and Collateral Agent (in such capacity, the "Collateral Agent"). Lenders: One or more lenders, including Retriever LLC arranged by Retriever LLC (collectively, the "Lenders"). Closing Date: The date on which all conditions precedent are satisfied (the "Closing Date"). Facilities: Up to $21,050,000.00 of senior secured credit facilities (the "Facilities"), consisting of a Term Facility (the "Term Facility") in an aggregate principal amount of $21,050,000.00 (inclusive of $5,000,000.00 principal amount of New Notes issued to the Holder of Financing Agreement Claims, approximately $6,800,000.00 of DIP Claims, and $9,250,000.00 in new financing). Maturity and Amortization: Term Facility: The Term Facility shall mature on the seventh anniversary of the Closing Date (the "Term Facility Maturity Date"). The balance of the Term Facility will be payable on the Term Facility Maturity Date. The Term Facility may also be referred to as a "Loan" and collectively, the "Loans". Purpose and Availability: Term Facility: The Term Facility shall be available on the Closing Date and shall be used to (a) refinance certain obligations of the Borrower to the Lender and (b) pay fees and expenses incurred in connection with the Loans (the "Transaction Costs"). Once repaid, the Term Facility may not be reborrowed. Interest: The Loans will bear interest based on a fixed rate of Fifteen and no/100 Percent (15%). Interest shall be paid-in-kind until the Maturity Date. Default Rate: After the occurrence of an event of default, amounts due shall bear interest at 2% above the otherwise applicable rate.

2 Voluntary Prepayments and Commitment Reductions: Loans may be prepaid and commitments may be reduced, in whole or in part subject to the premium specified below, in minimum amounts to be agreed, at the option of the Borrower at any time upon one day's prior notice. The Borrower shall pay a "prepayment premium" with respect to all or any portion of the Loans, in an amount equal to 25% of the principal amount of the Facility being repaid. Mandatory Prepayments: The Loan Documents (defined below) shall have provisions regarding amounts applied to prepay the Loans Collateral: The Facilities will be secured by a valid and perfected first priority lien (subject to liens permitted under the Loan Documents referred to below) on substantially all assets of the Borrower and each Loan Party, whether owned on the Closing Date or thereafter acquired (collectively, the "Collateral"). Loan Documentation: The definitive loan documentation for the Facilities (the "Loan Documents") shall be negotiated in good faith and shall contain the terms and conditions set forth herein and such other terms and conditions based on the definitive documentation for the existing credit facility extended by the Lender to Loan Parties ("Documentation Precedent"). Without limiting the foregoing, the Loan Documents shall contain Events of Default: Events of default applicable to the Borrower, Holdco and their subsidiaries customary and usual for financings of this type. Assignments and Participations: Each Lender may assign all or part (subject to minimum amounts to be agreed) of its Loans and commitments with the consent of the Administrative Agent. Each Lender may sell participations in all or part of its Loans and commitments under one or more of the Facilities; provided that no participant shall have direct or indirect voting rights under the Facilities except for certain unanimous issues. Participants shall have the same benefits as the Lenders with respect to yield protection and increased cost provisions. Expenses and Indemnification: The Borrower shall pay (a) all reasonable out-of-pocket expenses of the Administrative Agent incurred in connection with the syndication of the Facilities and the preparation, execution, delivery, administration, amendment or waiver of the Loan Documents (including the reasonable fees, disbursements and other charges of counsel to the Administrative Agent); and (b) all reasonable out-of-pocket expenses of the Administrative Agent and the Lenders (including the fees, disbursements and other charges of counsel to the Administrative Agent and the Lenders) in connection with the enforcement of the Loan Documents, including in connection with workouts or restructurings.

3 The Administrative Agent and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) will be indemnified and held harmless against any loss, liability, cost or expense (including the reasonable fees, disbursements and other charges of counsel to the indemnified parties incurred in connection with the financing contemplated hereby or the use of proceeds of the Facilities or any environmental liabilities related to any Loan Party or any of their properties, or any litigation or proceeding related to any of the foregoing, except (a) to the extent it is determined by a court of competent jurisdiction by final and non-appealable judgment that they result from (i) such person's gross negligence or willful misconduct, or (ii) a material breach by the indemnified party of the Loan Documents, or (b) a claim not involving a Loan Party brought by an Indemnitee against another Indemnitee (other than against the Administrative Agent, or (c) taxes other than taxes that represent losses, claims or damages arising from any non-tax claim, or (d) settlements effected without the Borrower’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Governing Law and Forum: State of New York. THE ABOVE TERMS DO NOT CONSTITUTE OR IMPLY A COMMITMENT TO PROVIDE FUNDING BY ANY LENDER, NOR A REPRESENTATION THAT SUCH FUNDING WILL BE MADE AVAILABLE. ANY SUCH COMMITMENT WILL BE SUBJECT TO CONTRACT, CREDIT APPROVAL AND SATISFACTORY DUE DILIGENCE AND DOCUMENTATION.